Exhibit 99.1
Independent auditor’s report
The Directors
Kennedy Wilson Europe Real Estate Plc:
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Kennedy Wilson Europe Real Estate Plc and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in equity, and consolidated cash flow statements for the years ended December 31, 2016 and 2015 and the period from December 23, 2013 (incorporation) through December 31, 2014, and the related notes to the consolidated financial statements.
Director’s Responsibility for the Financial Statements
The Directors are responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union (EU) and IFRS as issued by the International Accounting Standards Board (IASB); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by the Directors, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Kennedy Wilson Europe Real Estate Plc and its subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years ended December 31, 2016, 2015 and the period from December 23, 2013 (incorporation) through December 31, 2014, in accordance with IFRS as adopted by the EU and IFRS as issued by the IASB.
/s/ KPMG
Chartered Accountants
1 Stokes Place, St Stephen’s Green, Dublin 2, Ireland
June 23, 2017

Consolidated income statement

		Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	Notes	£m	£m	£m
Revenue
Rental income	7	191.5	138.8	51.4
Hotel revenue	10	19.4	20.0	8.4
Interest income from loans secured by real estate	13	6.3	13.4	6.6
		217.2	172.2	66.4
Property related expenses	8	(35.8)	(22.7)	(8.3)
Hotel cost of sales	11	(16.3)	(14.4)	(4.3)
		(52.1)	(37.1)	(12.6)
Gross profit		165.1	135.1	53.8

Gain on sale of investment and development property and loan collateral	9	8.5	14.6	0.4
Net change in fair value of investment and development property	17	(10.8)	208.0	49.3
Net change in fair value of loans secured by real estate	18	0.3	5.1	6.0
Other gains		-	0.8	1.8
		163.1	363.6	111.3
Expenses
Administrative expenses	12	(16.4)	(15.9)	(14.6)
Investment management fee	31A(i)	(16.3)	(15.2)	(8.4)
Performance fee	31A(ii)	-	(29.7)	-
		(32.7)	(60.8)	(23.0)
Results from operating activities before financing income and costs		130.4	302.8	88.3
Interest income from cash and cash equivalents	13	0.6	0.6	1.3
Finance costs	14	(57.7)	(36.8)	(9.2)
Net finance expense		(57.1)	(36.2)	(7.9)
Profit before taxation		73.3	266.6	80.4
Taxation	15	(7.3)	(7.6)	(1.9)
Profit for the year/period after taxation		66.0	259.0	78.5

Earnings per share (basic & diluted)	16A	49.1p	191.0p	88.0p

The accompanying notes form an integral part of these consolidated financial statements.

Consolidated statement of comprehensive income

		Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	Notes	£m	£m	£m
Profit for the year/period after taxation		66.0	259.0	78.5

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences	30A	126.2	(12.2)	(6.6)
Hedge of net investment in foreign operations	30A	(93.0)	3.9	6.2
		33.2	(8.3)	(0.4)
Items that will never be reclassified to profit or loss
Net change in fair value of property, plant and equipment	19	1.9	(1.3)	2.6
Other comprehensive income for the year		35.1	(9.6)	2.2

Total comprehensive income for the year/period, net of tax		101.1	249.4	80.7

Profit attributable to:
Owners of the Company		65.9	259.0	78.5
Non-controlling interests	3A(iii)	0.1	-	-
		66.0	259.0	78.5

Total comprehensive income attributable to:
Owners of the Company		101.0	249.4	80.7
Non-controlling interests	3A(iii)	0.1	-	-
		101.1	249.4	80.7

The accompanying notes form an integral part of these consolidated financial statements.

Consolidated balance sheet

		31 December 2016	31 December 2015
	Notes	£m	£m
Non-current assets
Investment and development property	17	2,675.3	2,500.2
Loans secured by real estate	18	67.6	179.2
Property, plant and equipment	19	73.0	59.2
Derivative financial assets	26	0.3	10.6
Deferred tax asset	15E	2.9	1.5
		2,819.1	2,750.7
Current assets
Inventories	20	0.3	0.3
Rent and other receivables	21	32.5	28.4
Assets held-for-sale	37	59.4	51.0
Cash and cash equivalents	22	456.5	326.5
		548.7	406.2
Total assets		3,367.8	3,156.9
Current liabilities
Trade and other payables	23	(58.2)	(68.6)
Deferred income	24	(36.7)	(31.4)
Borrowings	25	(0.6)	(0.3)
		(95.5)	(100.3)
Non-current liabilities
Trade and other payables	23	(3.1)	(3.3)
Deferred tax liability	15E	(2.4)	-
Borrowings	25	(1,676.6)	(1,414.0)
Derivative financial liabilities	26	(54.3)	(10.1)
		(1,736.4)	(1,427.4)
Total liabilities		(1,831.9)	(1,527.7)
Net assets		1,535.9	1,629.2
Equity
Stated capital	28A	1,222.1	1,322.2

Foreign currency translation reserve	30A	24.5	(8.7)
Revaluation reserve	30B	3.2	1.3
Share-based payments reserve	30C	1.9	31.8
Retained earnings		283.7	282.6
Equity attributable to owners of the Company		1,535.4	1,629.2
Non-controlling interests	3A(iii)	0.5	-
Total equity		1,535.9	1,629.2
Net asset value per share – basic and diluted (Pence)	16B	1,217.6p	1,198.5p
EPRA net asset value per share – basic and diluted (Pence)	16B	1,217.4p	1,197.8p
Adjusted net asset value per share – basic and diluted (Pence)	16B	1,215.9p	1,174.5p
The accompanying notes form an integral part of these consolidated financial statements.
On behalf of the Board

Simon Radford    Mark McNicholas
Director    Director

Consolidated statement of changes in equity
For the year ended 31 December 2016

	Attributable to owners of the Company						Non- controlling interests	Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2016	1,322.2	(8.7)	1.3	31.8	282.6	1,629.2	-	1,629.2
Profit for the year	-	-	-	-	65.9	65.9	0.1	66.0
Other comprehensive income	-	33.2	1.9	-	-	35.1	-	35.1
Total comprehensive income for the year	-	33.2	1.9	-	65.9	101.0	0.1	101.1
Transactions with owners of the Company recognized directly in equity:
Contributions and distributions
Share based settlement of investment management fee (Note 31A(i))[1]	-	-	-	(0.2)	-	(0.2)	-	(0.2)
Settlement of performance fee (Note 31A(ii))	-	-	-	(29.7)	-	(29.7)	-	(29.7)
Share buyback (Note 28A)	(100.1)	-	-	-	-	(100.1)	-	(100.1)
Reclassification of non-controlling interest	-	-	-	-	(0.4)	(0.4)	0.4	-
Dividends (Note 29)	-	-	-	-	(64.4)	(64.4)	-	(64.4)
	(100.1)	-	-	(29.9)	(64.8)	(194.8)	0.4	(194.4)
Balance as at 31 December 2016	1,222.1	24.5	3.2	1.9	283.7	1,535.4	0.5	1,535.9

The accompanying notes form an integral part of these consolidated financial statements.

Footnote:

1.
Net movement in share-based payment reserve representing payment of investment management fee for the year ended 31 December 2015 in the amount of £2.1 million and recording of the reserve for the investment management fee payable for the year ended 31 December 2016 in the amount of £1.9 million.

Consolidated statement of changes in equity
For the year ended 31 December 2015

	Attributable to owners of the Company						Non- controlling interests[1]	Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2015	1,314.9	(0.4)	2.6	1.7	71.1	1,389.9	-	1,389.9
Profit for the year	-	-	-	-	259.0	259.0	-	259.0
Other comprehensive loss	-	(8.3)	(1.3)	-	-	(9.6)	-	(9.6)
Total comprehensive income for the year	-	(8.3)	(1.3)	-	259.0	249.4	-	249.4
Transactions with owners of the Company recognized directly in equity:
Contributions and distributions
Share based settlement of investment management fee (Notes 28 and 31A(i))[2]	7.3	-	-	0.4	-	7.7	-	7.7
Performance fee expense (Note 31A(ii))	-	-	-	29.7	-	29.7	-	29.7
Dividends (Note 29)	-	-	-	-	(47.5)	(47.5)	-	(47.5)
	7.3	-	-	30.1	(47.5)	(10.1)	-	(10.1)
Balance as at 31 December 2015	1,322.2	(8.7)	1.3	31.8	282.6	1,629.2	-	1,629.2

The accompanying notes form an integral part of these consolidated financial statements.

Footnotes:

1.	Non-controlling interests relate to certain development properties in Spain. As at and for the year ended 31 December 2015, such amounts were not material.

2.
Net movement in share-based payment reserve representing reversal of £1.7 million opening reserve and recording of year end reserve for the investment management fee payable in the amount of £2.1 million.

Consolidated statement of changes in equity
For the period ended 31 December 2014

	Attributable to owners of the Company						Non- controlling interests[1]	Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 23 December 2013	-	-	-	-	-	-	-	-
Profit for the period	-	-	-	-	78.5	78.5	-	78.5
Other comprehensive (loss)/income	-	(0.4)	2.6	-	-	2.2	-	2.2
Total comprehensive (loss)/income for the year	-	(0.4)	2.6	-	78.5	80.7	-	80.7
Transactions with owners of the Company recognized directly in equity:
Contributions and distributions
Issue of ordinary shares	1,352.4	-	-	-	-	1,352.4	-	1,352.4
Share issue costs	(40.1)	-	-	-	-	(40.1)	-	(40.1)
Shares issued to partially settle Investment management fee (Notes 28 and 31A (i))	2.6	-	-	1.7	-	4.3	-	4.3
Dividends (Note 29)	-	-	-	-	(7.4)	(7.4)	-	(7.4)
	1,314.9	-	-	1.7	(7.4)	1,309.2	-	1,309.2
Balance as at 31 December 2014	1,314.9	(0.4)	2.6	1.7	71.1	1,389.9	-	1,389.9

The accompanying notes form an integral part of these consolidated financial statements.

Footnote:

1.	Non-controlling interests relate to certain development properties in Spain. As at and for the year ended 31 December 2014, such amounts were not material.

Consolidated cash flow statement

		Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	Notes	£m	£m	£m
Cash flows from operating activities
Profit for the year/period		66.0	259.0	78.5
Adjustments for:
Net change in fair value of investment and development property	17	10.8	(208.0)	(49.3)
Net change in fair value of loans secured by real estate	18	(0.3)	(5.1)	(6.0)
Other gains		-	(0.8)	(1.8)
Gain on sale of loan collateral	9	(0.4)	(5.0)	-
Gain on sale of investment property	9	(8.1)	(9.6)	(0.4)
Write-off of property, plant and equipment	19	(1.3)	0.2	-
Net finance cost		43.3	16.6	1.3
Amortization of lease incentive		(3.8)	(1.6)	(1.5)
Amortization of loan fees	14	5.5	3.4	-
Amortization of bond discount, net of amortization of bond premia	14	0.7	0.3	-
Taxation		7.3	7.6	1.9
Depreciation	19	3.2	2.2	0.7
Reversal of/(provision for) impairment of accounts receivable		0.7	(0.3)	0.5
Performance fee	31A(ii)	-	29.7	-
Investment management fee		(0.2)	5.6	4.2
		123.4	94.2	28.1
(Increase) in rent and other receivables		(3.0)	(11.9)	(10.6)
(Increase) in inventories		-	-	(0.1)
Increase in deferred rental income		5.3	13.9	16.2
(Decrease)/increase in trade and other payables		(21.0)	24.1	26.9
Cash generated from operations before interest and taxation		104.7	120.3	60.5
Interest received		7.4	17.2	4.5
Interest paid		(44.6)	(21.1)	(4.7)
Derivative instruments		(1.0)	5.6	(2.9)

Performance fee paid	31A(ii)	(29.7)	-	-
Tax paid		(7.1)	(1.4)	-
Cash flows generated from operating activities		29.7	120.6	57.4
Investing activities
Acquisition/improvement of investment and development property		(282.2)	(1,065.7)	(905.6)
Deposits paid on investment and development property		-	(1.7)	(30.8)
Disposal of investment and development property	9	256.0	95.7	0.4
Capital expenditure on property, plant and equipment	19	(10.2)	(4.0)	(0.1)
Acquisition of loans secured by real estate	18	-	(130.4)	(241.4)
Disposal of loans secured by real estate		115.6	28.7	36.4
Acquisition of business/subsidiary, net of cash acquired		-	-	(54.8)
Cash flows from/(used in) investing activities		79.2	(1,077.4)	(1,195.9)

Consolidated cash flow statement (continued)

		Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	Notes	£m	£m	£m
Financing activities
Proceeds from issue of shares		-	-	1,282.4
Share issue costs		-	-	(39.5)
Proceeds from borrowings	25	385.7	925.7	519.0
Bond interest received in advance		3.4	-	-
Repayments of secured borrowings	25	(230.0)	(50.6)	(163.6)
Draw down of revolving credit facility		75.0	-	-
Repayment of revolving credit facility		(75.0)	-	-
Transaction costs related to loans and borrowings		(3.5)	(6.2)	(10.2)
Bond premia received	25	5.9	-	-
Share buyback programme, inclusive of costs	28A	(100.1)	-	-
Dividends paid	29	(64.4)	(47.5)	(7.4)
Cash flows (used in)/from financing activities		(3.0)	821.4	1,580.7
Net increase/(decrease) in cash and cash equivalents		105.9	(135.4)	442.2
Cash and cash equivalents at beginning of period	22	326.5	441.9	-
Foreign exchange movements		24.1	20.0	(0.3)
Cash and cash equivalents at the reporting date	22	456.5	326.5	441.9

The accompanying notes form an integral part of these consolidated financial statements.

Notes to consolidated financial statements
For the year ended 31 December 2016

1.	General information
The Company is a limited liability, closed-ended investment company incorporated and domiciled in Jersey on 23 December 2013 (‘incorporation’). The Group comprises the Company and its subsidiaries (collectively the ‘Group’ and individually ‘Group companies’).
The Company’s ordinary shares are listed on the main market for listed securities of the London Stock Exchange.
The registered office of the Company is 47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands. The Company invests in investment and development property, hotel businesses and loans secured by real estate in Europe with the objective of generating and growing long-term cash flows to pay dividends and to enhance capital values through focused asset management and strategic acquisitions.

2.	Basis of preparation

A.	Statement of compliance
The non-statutory consolidated financial statements (the ‘consolidated financial statements’) for the year ended 31 December 2016 have been prepared on the basis of the accounting policies set out below. These financial statements give a true and fair view of the assets, liabilities, financial position and profit of the Company and its subsidiaries included in the consolidation taken as a whole. The financial statements included in this Proxy Statement under s.14(a) of the Securities Exchange Act of 1934, as amended, do not constitute the Group’s statutory financial statements for the year ended 31 December 2016, the year ended 31 December 2015 and the period ended 31 December 2014 but are derived from those statutory financial statements. They have been prepared by the Directors for the same periods as the statutory financial statements in order to comply with the legal requirement to include the consolidated financial statements in the Proxy Statement under s.14(a) of the Securities Exchange Act of 1934, as amended and for no other purpose. . The Group’s statutory financial statements for the year ended 31 December 2016, the year ended 31 December 2015 and the period ended 31 December 2014 have been delivered to the Jersey Companies Registry and the Jersey Financial Services Commission.
The consolidated financial statements included in this report have been prepared in accordance with International Financial Reporting Standards (‘IFRS’) as issued by the International Accounting Standards Board (‘IASB’) and IFRS as adopted by the European Union. IFRS as adopted by the EU differs in certain respects from IFRS as adopted by the IASB. The differences have no impact on the Group’s consolidated financial statements for the periods presented. The Company has not early adopted any forthcoming IASB standards. Note 4 sets out the details of such upcoming standards.
B. Basis of measurement
The consolidated financial statements for each of the three accounting periods ended 31 December 2016 have been prepared on the going concern basis, applying the historical cost convention except for investment and development property, loans secured by real estate, property, plant and equipment and derivative financial instruments which are stated at their fair value using the accounting policies as set out in Note 3.
C. Functional and presentational currency
The consolidated financial statements are presented in Pound Sterling as this is the Company’s functional currency. All financial information presented in Pound Sterling has been rounded to the nearest million, and presented to one decimal place, except where otherwise stated.
D. Use of estimates and judgements
The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised if the revision affects only that period or in the period of revision and future periods if the revision affects both current and future periods.

Critical judgements in applying accounting policies that have the most significant effect on amounts recognized in the financial statements in the year ending 31 December 2016 include management’s estimates of the fair value of investment and development property (Note 17), loans secured by real estate (Note 18) and land and buildings within property, plant and equipment (Note 19).

3.	Significant accounting policies
The following new and amended standards and interpretations issued by the International Accounting Standards Board are effective for the Group for the first time for the financial year beginning 1 January 2016. None of these had a material impact on the Group:

•	Amendments to IAS 1 Disclosure initiative;

•	Amendments to IAS 16 and IAS 38 Clarification of acceptable methods of depreciation and amortization;

•	Amendments to IAS 27 Equity method in Separate Financial Statements;

•	Amendments to IAS 16 Property, Plant and Equipment and IAS 41 Bearer Plants;

•	Amendments to IFRS 11 Accounting for Acquisitions of Interests in Joint Operations;

•	Annual improvements to IFRSs 2012 – 2014 Cycle; and

•	Amendments to IFRS 10, IFRS 12 and IAS 28: Investment entities – exception to consolidation.
A. Basis of consolidation
(i). Subsidiaries
Subsidiaries are those entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date on which control commences until the date on which control ceases.
(ii). Business combinations
The Group acquires subsidiaries that may own investment and development property or carry on businesses, including the ownership of hotels or other forms of own-use assets. At the time of acquisition, the Group considers whether each acquisition represents the acquisition of a business or the acquisition of an asset. The Group accounts for an acquisition as a business combination where an integrated set of activities is acquired in addition to the property. More specifically, consideration is given as to the extent to which significant processes are acquired and, in particular, the extent of services provided by the subsidiary.
When the acquisition of subsidiaries does not represent a business, it is accounted for as an acquisition of a group of assets and liabilities. The cost of the acquisition is allocated to the assets and liabilities acquired based upon their relative fair values, and no goodwill or related deferred tax is recognized.
Any contingent consideration is measured at fair value at the date of acquisition. If an obligation to pay contingent consideration that meets the definition of a financial instrument is classified as equity, then it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent changes in the fair value of the contingent consideration are recognized in profit or loss.
(iii). Non-controlling interests
Non-controlling interests (‘NCI’) are measured at their proportionate share of the acquiree’s identifiable net assets at the date of acquisition.
Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.
(iv). Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealised income and expenses arising from intra-group transactions, are eliminated.

B. Property acquisitions and business combinations
Where property is acquired, via corporate acquisitions or otherwise, management considers the substance of the assets and activities of the acquired entity in determining whether the acquisition represents the acquisition of a business.
The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognized in profit or loss. Any excess of the purchase price of business combinations over the fair value of the assets, liabilities and contingent liabilities and resulting deferred taxes thereon is recognized as goodwill.
Where the Group judges that an acquisition is a business combination it uses the acquisition method of accounting in accordance with IFRS 3 Business Combinations at the date that control is transferred to the Group (see policy A(ii)). The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired. Any excess of the purchase price of business combinations over the fair value of the assets and liabilities is recognized as goodwill. Any gain arising on a bargain purchase is recognized in profit or loss immediately. Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities. Any goodwill that arises is tested annually for impairment.
Where such acquisitions are not judged to be an acquisition of a business, they are not accounted for as business combinations. Instead, the cost of acquisition is allocated between the identifiable assets and liabilities of the entity based on the relative fair values at the acquisition date. Accordingly, no goodwill or additional deferred taxation arises.
C. Foreign currency translation
Items included within the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (its ‘functional currency’).
(i). Transactions and balances
Transactions in currencies other than an entity’s functional currency are recorded at the exchange rate prevailing at the date of the transaction. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit or loss for the financial period (see policy C(ii)).
(ii). Foreign operations
The assets and liabilities of foreign operations are translated to Pound Sterling at the exchange rate prevailing at the reporting date. The revenues and expenses of foreign operations are translated to Pound Sterling at rates approximating to the foreign exchange rates ruling at the dates of the transactions. Foreign exchange differences arising on re-translation are taken to other comprehensive income (‘OCI’) and then accumulated in a separate foreign currency translation reserve.
When a foreign operation is disposed of in its entirety or partially such that control, significant influence or joint control is lost, the cumulative amount in the translation reserve related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal. If the Group disposes of part of its interest in a subsidiary but retains control, then the relevant proportion of the cumulative amount is reattributed to NCIs. When the Group disposes of any part of an associate or joint venture while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified to profit or loss.
D. Revenue recognition
Revenue includes rental income and other property related revenue, service charges and management charges from properties, hotel revenue and interest income from loans secured by real estate.
(i). Rental income
Rental income from operating leases on investment property is recognized on a straight-line basis over the lease term. When the Group provides incentives to its tenants, the cost of incentives is recognized over the lease term, on a straight-line basis, as a reduction of rental income. The lease term is the non-cancellable period of the lease together with any further term for which the tenant has the option to continue the lease, where, at the inception of the lease, the directors are reasonably certain that the tenant will exercise the option.

Contingent rents, which are dependent on the turnover levels of lessees are recognized as income in the periods in which they are earned. Any financial statement impact of rent reviews are recognized when such rent reviews have been agreed with the tenants. Surrender premia received are considered a component of rental income.
Lease incentives are recognized as an integral part of the net consideration for use of the property and are amortized on a straight line basis over the term of the lease, or the period to the first tenant break, if shorter, unless there is reasonable certainty that the break will not be exercised.
Income arising from expenses recharged to tenants is recognized in the period in which the compensation becomes receivable. Service and management charges and other such receipts are included in rental income gross of the related costs, as the directors consider the Group acts as principal in this respect.
(ii). Interest income on loans secured by real estate
Interest income on loans secured by real estate is recognized in profit or loss on an effective interest rate basis over the period to expected maturity.

(iii). Hotel revenue
Hotel revenue represents sales (excluding VAT and similar taxes) of goods and services, net of discounts, provided in the normal course of business and recognized when services have been rendered. Such revenues typically include rental of rooms, food and beverage sales and other ancillary revenues from hotels owned by the Group. Revenue is recognized when rooms are occupied and food and beverages are sold.
E. Employee benefits
(i). Short-term employee benefits
Short-term employee benefits are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.
(ii). Defined contribution plans
Obligations for contributions to defined contribution plans are expensed as the related service is provided. Prepaid contributions are recognized as an asset to the extent that a cash refund or reduction in future payments is available.
F. Interest income from cash and cash equivalents
Interest income from cash and cash equivalents is recognized as it accrues in profit or loss, using the effective interest rate method.
G. Finance costs
Finance costs comprise interest expense on borrowings (including amortization of deferred debt issue costs, and amortization of discounts and premia on corporate bonds) and are recognized in profit or loss using the effective interest method. All interest expense on borrowings is recognized in profit or loss in the period in which it is incurred, unless it is directly related to investment property under development in which case it is capitalized.
H. Taxation
Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to the recording of a business combination or items recognized directly in equity or in OCI.
(i). Current tax
Current tax is calculated as the expected tax payable or receivable on the taxable income or loss for the financial period, using tax rates enacted or substantively enacted at the reporting date, with any adjustments to tax payable in respect of previous years.
(ii). Deferred tax
Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

•	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss; and

•
temporary differences related to investments in subsidiaries, associates and jointly controlled entities to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future.

The measurement of deferred tax reflects the tax consequences that follow the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities. For investment and development property that is measured at fair value, the presumption that the carrying amount of investment and development property will be recovered through sale is not expected to be rebutted.
Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.
Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but the Group intends to settle current tax liabilities and assets on a net basis or the Group’s tax assets and liabilities are realised simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is no longer expected to be probable that the related tax benefit will be realised.
I. Dividends
Dividends are recognized as a liability in the period in which they become obligations of the Company.
J. Investment and development property
Property held for long-term rental yields or for capital appreciation or both, and that is not occupied by the Group, is classified as investment property and recorded at fair value. Investment property also includes property that is being constructed or developed for future use as investment property (see Note 5A).
Investment property is recognized when it has been acquired and future economic benefits are expected to be derived from its ownership. Investment property is measured initially at its cost, including related transaction costs and subsequently measured at fair value with any change recognized in profit or loss.
Investment property is derecognized when it has been disposed of or permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset would result in either gains or losses at the retirement or disposal of the investment property. Any gains or losses are recognized in the income statement in the year of retirement or disposal. Any gain or loss on disposal of an investment property (calculated as the difference between the proceeds from disposal, net of selling costs, and the carrying amount of the item) is recognized in profit or loss.
Properties that are currently being developed or that are to be developed in the near future are held as development properties. These properties are initially valued at cost. Any direct expenditure on development properties is capitalized and the properties are then valued by external valuers at their respective fair value at each reporting date.
A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.
Valuations reflect, when appropriate, the type of tenants actually in occupation or responsible for meeting lease commitments or likely to be in occupation after letting vacant accommodation, the allocation of maintenance and insurance responsibilities between the Group and the lessee, and the expected remaining economic life of the property. When rent reviews or lease renewals are pending with anticipated reversionary increases, it is assumed that all notices, and when appropriate counter-notices, have been served validly and within the appropriate time.

K. Property, plant and equipment
Land and buildings which represent hotels are initially measured at cost plus any costs that are directly attributable to acquiring, and thereafter they are measured at fair value (see Note 5C).
Revaluation gains are credited to other comprehensive income and accumulated in equity within a revaluation reserve unless representing the reversal of an impairment of the same asset previously recognized in profit or loss, in which case the reversal is recognized in profit or loss. A decrease arising as a result of a revaluation is recognized as an expense to the extent that it exceeds any amount previously credited to the revaluation surplus relating to the same asset. Any gain recognized in OCI is not re-classified into the profit or loss upon disposal of the associated asset.
Other items of property, plant and equipment are stated at cost less depreciation and any impairment. Depreciation and any impairment losses are recognized in profit or loss. Repairs and maintenance costs are expensed as incurred. Any gain or loss on disposal of an item of property, plant and equipment is recognized in profit or loss.
All property, plant and equipment (excluding land, which is not depreciated) are depreciated to residual value over their estimated useful lives, namely:

•	Buildings 40 years

•	Fixtures, fittings and equipment 5 – 10 years
All depreciation is charged on a straight-line basis.
L. Expenses
Expenses are recognized in the profit or loss in the period in which they are incurred on an accruals basis.

M. Inventories
Inventories are measured at the lower of cost and net realisable value. The cost of inventories is based on a first-in, first-out basis.
N. Assets held-for-sale
Non-current assets, or disposal groups comprising assets and liabilities, are classified as held-for-sale if it is highly probable that they will be recovered primarily through sale rather than through continuing use.
Such assets, or disposal groups, are generally measured at the lower of their carrying amount and fair value less costs to sell. Any impairment loss on a disposal group is allocated first to goodwill, and then to the remaining assets and liabilities on a pro rata basis, except that no loss is allocated to inventories, financial assets, deferred tax assets, employee benefit assets or investment property, which continue to be measured in accordance with the Group’s other accounting policies. Impairment losses on initial classification as held-for-sale or held-for-distribution and subsequent gains and losses on re-measurement are recognized in the profit or loss.
Once classified as held-for-sale, intangible assets and property, plant and equipment are no longer amortized or depreciated.
O. Borrowings
All borrowings are initially recognized at fair value less directly attributable transaction costs. After initial recognition, borrowings are subsequently measured at amortized cost using the effective interest method (see Note 5D).
P. Financial instruments
(i). Non-derivative financial assets
The Group initially recognizes loans secured by real estate on the date that they are purchased. All other financial assets are recognized initially on the trade date, which is the date that the Group becomes a party to the contractual provisions of the instrument.
The Group derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in such transferred financial assets that is created or retained by the Group is recognized as a separate asset or liability.
The Group classifies its cash and cash equivalents and rent and other receivables as loans and receivables which are measured at amortized cost, with loans secured by real estate being designated at fair value through the profit or loss.
At 31 December 2016 the Group had the following non-derivative financial assets:
(a). Cash and cash equivalents
Cash and cash equivalents comprise cash balances and call deposits with maturities of three months or less from the acquisition date that are subject to an insignificant risk of changes in their fair value, and are used by the Group in the management of its short-term commitments. These assets are initially measured at fair value less initial direct costs and subsequently at amortized cost.
(b). Rent and other receivables
Rent and other receivables are initially recognized at fair value less initial direct costs, which is usually the original invoiced amount and subsequently carried at amortized cost using the effective interest method less provision made for impairment, if applicable.
Where there is objective evidence that an incurred impairment loss has arisen, appropriate allowances for any irrecoverable amounts are recognized through profit or loss in the statement of comprehensive income.
(c). Loans secured by real estate
Loans secured by real estate have been designated to be measured at fair value through profit or loss as the assets are managed, evaluated and reported internally on a fair value basis.
Any related initial direct costs relating to these loans are charged immediately as an expense through profit or loss.
Interest income is accreted to profit or loss separately using the effective interest rate method (see policy D(ii)).

(ii). Non-derivative financial liabilities
All non-derivative financial liabilities are recognized initially at the date that the Group becomes a party to the contractual provisions of the instrument and are measured initially at fair value less initial direct costs and subsequently measured at amortized cost. The Group derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.
(iii). Derivative financial instruments and net investment hedge accounting
The Group uses a variety of derivative instruments to mitigate certain interest rate and foreign currency financial risks including interest rate caps, cross-currency swaps and foreign currency forward contracts and foreign currency zero premium options. The Group does not enter into derivative contracts for speculative purposes. Derivative instruments are used for hedging purposes to alter the risk profile of an existing underlying exposure of the Group in line with its risk management policies. All derivatives are recognized at fair value. The treatment of the change in fair value depends on whether the derivative is designated as a hedging instrument, the nature of the item being hedged and the effectiveness of the hedge (see Note 5E).
Derivative financial instruments are initially recognized at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at fair value. Derivatives are carried as assets when the fair value is positive and as liabilities when the fair value is negative.
(a). Net investment hedges
The Group designates foreign currency forward contracts, zero-cost foreign currency options, interest rate cross-currency swaps and certain foreign currency denominated corporate debt as hedges of its net investment in foreign operations. At inception, the Group documents the relationship between the hedging instrument and the hedged items, its risk management objectives and the strategy for undertaking the transaction. The Group also documents its assessment of whether the hedging instrument is highly effective in offsetting changes in fair value or cash flows of hedged items, both at inception and future periods. Any gain or loss on the hedging instrument relating to the effective portion of the hedge is recognized in OCI. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss within finance income or costs as appropriate. If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated or exercised, or if the foreign operation is sold then hedge accounting is discontinued prospectively and gains or losses accumulated in OCI are reclassified to profit or loss.
(b). Derivatives not designated as hedges
Interest rate caps are used to economically hedge the Group’s exposure to certain borrowing related interest rate risks and are not formally designated as hedges for hedge accounting purposes. Changes in the fair value of these derivatives are recognized in profit or loss within finance income or finance cost as appropriate.
The fair values of derivative instruments used for hedging purposes are disclosed in Note 26. The full fair value of a derivative is classified as a non-current asset or liability when its remaining maturity is more than one year; it is classified as a current asset or liability when its remaining maturity is less than one year.
(c). Master netting or similar agreements
The derivatives do not meet the criteria for offsetting in the balance sheet. This is because the Group does not have any currently legally enforceable right to offset recognized amounts, because the right to offset is enforceable only on the occurrence of future events such as credit events.
Q. Share-based payments
The Group enters into equity-settled share-based payment arrangements in respect of services provided to it by KW Investment Management Ltd (the ‘Investment Manager’). The Company recognized an obligation where the method of settlement of the award is dependent on the achievement of a market-based performance condition which is outside of the control of the Company, and the award may be settled either through market purchase of shares or the issue of shares.
(i). Investment management fee
In relation to the Investment Manager’s management fee at grant date, the monetary value of the award it will receive is dependent on a non-market performance condition, being the EPRA NAV at each quarter end.
The award is accounted for as an equity settled share based payment arrangement. The cost of the services received in respect of the shares is recognized in the profit or loss over the vesting period, with a corresponding credit to equity.

(ii). Performance fee
The performance fee arrangement is accounted for as an equity settled share based payment arrangement. The grant date is 1 January and on that date, the Company estimates the grant date fair value of each equity instrument and the number of equity instruments for which the service and non-market performance conditions are expected to be satisfied, resulting in the initial estimate of the total share based payment cost which is expensed over the vesting period. Subsequent to the initial recognition and measurement, the estimate of the number of equity instruments for which the service and non-market performance conditions are expected to be satisfied is revised during the vesting period, that is, the period from 1 January to 31 December. The share based payment cost is based on the fair value of the number of equity instruments issued upon satisfaction of these conditions.
R. Stated capital
(i). Ordinary shares
Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from the stated capital account included in equity.
S. Provisions
Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the liability.

4.	New standards and interpretations not yet adopted

A number of new standards, amendments to standards and interpretations are effective for future annual reporting periods of the Group, and have not been applied in preparing the consolidated financial statements. The upcoming standards are set out below and the Group is currently assessing their potential impact. The Group does not plan to early-adopt these standards.
A. New/Revised International Financial Reporting Standards

Effective date

IFRS 9: Financial Instruments	1 January 2018
IFRS 15: Revenue from Contracts with Customers	1 January 2018
IFRS 16: Leases	1 January 2019
Amendments to IFRS 2: Classification and measurement of share-based payment transactions	1 January 2018
Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	Date to be determined
Amendments to IAS 7: Disclosure Initiative	1 January 2017
Amendments to IAS 12: Recognition of Deferred Tax Assets for Unrealised Losses	1 January 2017

5.	Determination of fair values
A number of the Group’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair value is defined in IFRS 13 Fair Value Measurement as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values have been determined for measurement and/or disclosure purposes based on the methods described below. Where applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.
The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs significant to the fair value measurement as a whole:

•	Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities.

•	Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.

•	Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.
For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by re-assessing categorisation (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.
There were no transfers between Levels 1 and 2 during the period. There were no transfers between Levels 2 and 3 during the period.
There were no changes in valuation techniques during the period.
A. Investment and development property
The fair value of investment and development property was determined by external, independent property valuers, having appropriate recognized professional qualifications and recent experience in the location and category of the property being valued. Such a valuation takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. Independent valuers assess the fair value of the Group’s investment and development property portfolio every six months.
Further information about fair value assumptions applicable to investment and development property is set out in Note 17.
B. Loans secured by real estate
The fair value of loans secured by real estate was determined by independent valuers having appropriate and recent experience in the valuation of loans and real estate. Such independent valuers assess the fair value of the Group’s portfolio of loans secured by real estate every six months.
Further information about fair value assumptions applicable to loans secured by real estate is set out in Note 18.
C. Land and buildings
The fair value of these own-use assets was determined by external, independent valuers, having appropriate recognized professional qualifications and recent experience in the location and category of the asset being valued. Such a valuation takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. Independent valuers assess the fair value of the Group’s land and buildings every six months.
Further information about fair value assumptions applicable to land and buildings is set out in Note 19.
D. Borrowings
The valuation technique used in the disclosures for borrowings and other debt is a comparison of debt stock to the marginal cost of debt (from main funding markets) in addition to discounting using the zero coupon discount curve of the relevant currency.
Further information about borrowings is set out in Note 25.

E. Derivative financial instruments
The fair value of forward foreign currency contracts is based on independent third party valuations.
Fair value is estimated by discounting the difference between the contractual forward price and the current forward price for the residual maturity of the contract using a risk-free interest rate (based on government bonds), adjusting for credit risk where appropriate.
The fair value of interest rate caps is based on independent third party valuations. Fair value is estimated using Black’s model to calculate the net present value of expected future cash flows based on observable market volatility and interest rates, adjusting for credit risk, where appropriate.
The fair value of foreign currency options is based on independent third party valuations. Fair value is estimated using a variant of the Black-Scholes model tailored for currency derivatives. The net present value of expected future cash flows is calculated based on observable market foreign exchange volatility, foreign exchange rates and interest rates, adjusting for credit risk, where appropriate.
Further information about fair value assumptions applicable to derivative financial instruments is set out in Note 26.

6.	Operating segments
A. Basis of segmentation
The Group is organised into six business segments, against which the Group reports its segmental information, being office real estate, retail real estate, industrial real estate, residential real estate, loans secured by real estate and hotels. These segments are reported separately because they offer different products or services and are managed separately because they require different strategies.

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision makers which is updated as required by the business, who has been identified as the board of directors of the Company (the ‘Board’).
The following summary describes the operations of each reportable segment:

Segment	Description
Office real estate	Property which is primarily used by commercial tenants
Retail real estate	Property comprising primarily high street retail or shopping centres, together with leisure assets
Industrial real estate	Property used by tenants primarily for the purposes of manufacturing and distribution, or mixed use
Residential real estate	Tenanted residential property, in the private rented sector
Loans secured by real estate	A loan that is in default or close to being in default, receivership or liquidation, where the borrower is typically not making full payments and the loan to value (‘LTV’) is greater than 100%
Hotels	Ownership and management of hotels, namely Fairmont St Andrews Hotel (United Kingdom) and Portmarnock Hotel (Ireland)
There are varying levels of integration between the office real estate, retail real estate, industrial real estate, residential real estate and hotel segments. This integration consists primarily of shared asset management resources.
Corporate income and expenses, and assets and liabilities are items incurred centrally which are neither directly attributable nor reasonably allocable to individual segments.
The Group’s key measure of underlying performance of the office real estate, retail real estate, industrial real estate and residential real estate segments is rental income as this measure illustrates and emphasises those segments’ contribution to the reported profits of the Group and the input of those segments to earnings per share. By focusing the prime performance measurement on rental income, other statistical data such as valuation movements are separately highlighted for analysis and attention.
The Group’s key measure of underlying performance of the loans secured by real estate segment is fair value gain as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group and the input of that segment to earnings per share.
The Group’s key performance measure of underlying performance of the hotel sector is hotel revenue as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group and the input of that segment to earnings per share.
Information related to each reportable segment is set out below. Segment profit/(loss) before tax is used to measure performance because management believes that this information is the most relevant in evaluating the results of the respective segments relative to other entities that operate in similar sectors.

B. Information about reportable segments
I. Profit before tax for the year ended 31 December 2016

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Revenue
Rental income	103.6	64.9	13.9	9.1	-	-	191.5	-	191.5
Hotel revenue	-	-	-	-	-	19.4	19.4	-	19.4
Interest income from loans secured by real estate	-	-	-	-	6.3	-	6.3	-	6.3
	103.6	64.9	13.9	9.1	6.3	19.4	217.2	-	217.2
Property related expenses	(18.9)	(11.5)	(1.0)	(4.1)	(0.3)	-	(35.8)	-	(35.8)
Hotel cost of sales	-	-	-	-	-	(16.3)	(16.3)	-	(16.3)
Administrative costs	-	-	-	-	-	(4.8)	(4.8)	-	(4.8)
Net operating income	84.7	53.4	12.9	5.0	6.0	(1.7)	160.3	-	160.3
Net change in the fair value of investment and development property	(29.6)	7.4	(5.0)	16.4	-	-	(10.8)	-	(10.8)
Net change in the fair value of loans secured by real estate	-	-	-	-	0.3	-	0.3	-	0.3
Gain/(loss) on sale and other gains	1.8	6.6	(0.3)	-	0.4	-	8.5	-	8.5
	56.9	67.4	7.6	21.4	6.7	(1.7)	158.3	-	158.3
Overhead costs
Administrative expenses	(2.5)	(1.4)	(0.3)	(0.6)	(0.3)	-	(5.1)	(6.5)	(11.6)
Investment management fee	-	-	-	-	-	-	-	(16.3)	(16.3)
	(2.5)	(1.4)	(0.3)	(0.6)	(0.3)	-	(5.1)	(22.8)	(27.9)
Results from operating activities before financing income and costs	54.4	66.0	7.3	20.8	6.4	(1.7)	153.2	(22.8)	130.4
Interest income from cash and cash equivalents	-	-	-	-	-	-	-	0.6	0.6
Finance costs	(9.7)	(11.8)	(2.7)	(1.8)	-	-	(26.0)	(31.7)	(57.7)
	(9.7)	(11.8)	(2.7)	(1.8)	-	-	(26.0)	(31.1)	(57.1)

Segment profit/(loss) before tax	44.7	54.2	4.6	19.0	6.4	(1.7)	127.2	(53.9)	73.3
Footnote:

1.	Investment property under development, as identified in Note 17A(ii) is allocated into a segment based on the current expected future use.

II. Profit before tax for the year ended 31 December 2015

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Revenue
Rental income	71.8	49.7	12.2	5.1	-	-	138.8	-	138.8
Hotel revenue	-	-	-	-	-	20.0	20.0	-	20.0
Interest income from loans secured by real estate	-	-	-	-	13.4	-	13.4	-	13.4
	71.8	49.7	12.2	5.1	13.4	20.0	172.2	-	172.2
Property related expenses	(15.1)	(5.4)	(0.5)	(1.4)	-	-	(22.4)	(0.3)	(22.7)
Hotel cost of sales	-	-	-	-	-	(14.4)	(14.4)	-	(14.4)
Administrative costs	-	-	-	-	-	(5.0)	(5.0)	-	(5.0)
Net operating income	56.7	44.3	11.7	3.7	13.4	0.6	130.4	(0.3)	130.1
Net change in the fair value of investment and development property	141.5	36.7	21.3	8.5	-	-	208.0	-	208.0
Net change in the fair value of loans secured by real estate	-	-	-	-	5.1	-	5.1	-	5.1
Gain on sale and other gains	2.9	6.2	0.5	-	5.0	-	14.6	0.8	15.4
	201.1	87.2	33.5	12.2	23.5	0.6	358.1	0.5	358.6
Overhead costs
Administrative expenses	(1.5)	(1.3)	(0.1)	(0.6)	(1.5)	-	(5.0)	(5.9)	(10.9)
Investment management fee	-	-	-	-	-	-	-	(15.2)	(15.2)
Performance fee	-	-	-	-	-	-	-	(29.7)	(29.7)
	(1.5)	(1.3)	(0.1)	(0.6)	(1.5)	-	(5.0)	(50.8)	(55.8)
Results from operating activities before financing income and costs	199.6	85.9	33.4	11.6	22.0	0.6	353.1	(50.3)	302.8

Interest income from cash and cash equivalents	-	-	-	-	-	-	-	0.6	0.6
Finance costs	(8.4)	(12.0)	(3.0)	(1.0)	-	-	(24.4)	(12.4)	(36.8)
	(8.4)	(12.0)	(3.0)	(1.0)	-	-	(24.4)	(11.8)	(36.2)
Segment profit/(loss) before tax	191.2	73.9	30.4	10.6	22.0	0.6	328.7	(62.1)	266.6
Footnote:

1.	Investment property under development, as identified in Note 17A(ii) is allocated into a segment based on the current expected future use.

III. Profit before tax for the period from incorporation and ended 31 December 2014

	Office real estate	Retail real estate	Industrial real estate	Residential real estate	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Revenue
Rental income	31.7	10.4	7.0	2.3	-	-	51.4	-	51.4
Hotel revenue	-	-	-	-	-	8.4	8.4	-	8.4
Interest income from loans secured by real estate	-	-	-	-	6.6	-	6.6	-	6.6
	31.7	10.4	7.0	2.3	6.6	8.4	66.4	-	66.4
Property related expenses	(6.0)	(1.7)	(0.3)	(0.3)	-	-	(8.3)	-	(8.3)
Hotel cost of sales	-	-	-	-	-	(4.3)	(4.3)	-	(4.3)
Administrative costs	-	-	-	-	-	(3.1)	(3.1)	-	(3.1)
Net operating income	25.7	8.7	6.7	2.0	6.6	1.0	50.7	-	50.7
Net change in the fair value of investment and development property	27.4	8.6	12.4	0.9	-	-	49.3	-	49.3
Net change in the fair value of loans secured by real estate	-	-	-	-	6.0	-	6.0	-	6.0
Gain on sale and other gains	-	-	0.4	-	-	1.8	2.2	-	2.2
	53.1	17.3	19.5	2.9	12.6	2.8	108.2	-	108.2
Overhead costs
Administrative expenses	(1.1)	(0.9)	(0.8)	(0.5)	-	(0.5)	(3.8)	(7.7)	(11.5)
Investment management fee	-	-	-	-	-	-	-	(8.4)	(8.4)
	(1.1)	(0.9)	(0.8)	(0.5)	-	(0.5)	(3.8)	(16.1)	(19.9)
Results from operating activities before financing income and costs	52.0	16.4	18.7	2.4	12.6	2.3	104.4	(16.1)	88.3
Interest income from cash and cash equivalents	-	-	-	-	-	-	-	1.3	1.3
Finance costs	(6.5)	(0.8)	(0.7)	(1.2)	-	-	(9.2)	-	(9.2)
	(6.5)	(0.8)	(0.7)	(1.2)	-	-	(9.2)	1.3	(7.9)
Segment profit/(loss) before tax	45.5	15.6	18.0	1.2	12.6	2.3	95.2	(14.8)	80.4

IV. Assets/(liabilities) at 31 December 2016

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate[2]	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Assets
Current assets	107.0	38.9	35.4	12.5	15.9	3.7	213.4	335.3	548.7
Total segment assets	1,594.7	825.7	206.2	244.9	83.5	77.2	3,032.2	335.6	3,367.8
Liabilities
Total segment liabilities	(323.0)	(428.8)	(49.6)	(4.9)	(0.2)	(4.0)	(810.5)	(1,021.4)	(1,831.9)
V. Assets/(liabilities) at 31 December 20152

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate[2]	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Assets
Current assets	82.9	43.8	16.4	5.0	1.8	3.1	153.0	253.2	406.2
Total segment assets	1,415.2	848.9	193.7	191.7	180.9	62.3	2,892.7	264.2	3,156.9
Liabilities
Total segment liabilities	(366.1)	(422.1)	(95.1)	(41.0)	(0.6)	(2.9)	(927.8)	(599.9)	(1,527.7)
Footnotes:

1.	Investment property under development, as identified in Note 17A(ii) is allocated into a segment based on the current expected future use.

2.
Within current assets the ‘Corporate’ category comprises primarily cash and cash equivalents and within total segment assets, the ‘Corporate’ categtory comprises primarily cash and cash equivalents and derivative financial assets. Within total segment liabilities the ‘Corporate’ category comprises primarily the unsecured borrowings and derivative financial liabilities. Intercompany transactions have been removed from the calculation of segment assets and liabilities.

C. Geographic information
The office real estate, retail real estate, industrial real estate and residential real estate segments are primarily in the United Kingdom, the Republic of Ireland, Italy and Spain. Italy and Spain are grouped together and reported as “Rest of Europe”.
The geographic information below analyses the Group’s segment revenues, current assets and non-current assets, and total liabilities, by geography. In presenting the following information, segment revenue, current assets and non-current assets, and total liabilities were based on the geographic location of the relevant asset.
I. Revenue

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m
United Kingdom
Rental income	124.0	107.9	37.7
Hotel revenue	13.0	14.2	5.3
Interest income on loans secured by real estate	6.0	13.0	4.5
Gain on sale of investment property and loan collateral	4.1	10.5	0.4
Net change in fair value of investment and development property	(77.5)	113.8	38.0
Net change in fair value of loans secured by real estate	-	3.6	4.1
	69.6	263.0	90.0
Ireland
Rental income	42.7	29.0	13.7
Hotel revenue	6.4	5.8	3.1
Interest income on loans secured by real estate	0.3	0.4	2.1
Gain on sale of investment property and loan collateral	2.0	4.1	-
Net change in fair value of investment and development property	50.7	88.1	11.3
Net change in fair value of loans secured by real estate	0.3	1.5	1.9
	102.4	128.9	32.1
Rest of Europe
Rental income	24.8	1.9	-
Hotel revenue	-	-	-
Interest income on loans secured by real estate	-	-	-
Gain on sale of investment property and loan collateral	2.4	0.8	-

Net change in fair value of investment and development property	16.0	6.1	-
Net change in fair value of loans secured by real estate	-	-	-
Other gains	-	-	-
	43.2	8.8	-
Total
Rental income	191.5	138.8	51.4
Hotel revenue	19.4	14.6	0.4
Interest income from loans secured by real estate	6.3	13.4	6.6
Gain on sale of investment property and loan collateral	8.5	20.0	8.4
Net change in fair value of investment and development property	(10.8)	208.0	49.3
Net change in fair value of loans secured by real estate	0.3	5.1	6.0
Other gains	-	0.8	-
	215.2	400.7	122.1

II. Current assets

	31 December 2016	31 December 2015
	£m	£m
United Kingdom	142.8	126.6
Ireland	15.2	18.2
Rest of Europe	45.4	12.1
	203.4	156.9
Corporate[1]	345.3	249.3
	548.7	406.2
III. Non-current assets

	31 December 2016	31 December 2015
	£m	£m
United Kingdom	1,563.4	1,767.9
Ireland	899.8	672.9
Rest of Europe	355.8	300.2
	2,819.0	2,741.0
Corporate[1]	0.1	9.7
	2,819.1	2,750.7
IV. Total liabilities

	31 December 2016	31 December 2015
	£m	£m
United Kingdom	502.0	672.6
Ireland	216.3	244.4
Rest of Europe	85.4	8.4
	803.7	925.4
Corporate[1]	1,028.2	602.3
	1,831.9	1,527.7
Footnotes:

1.
Within current and non-current assets, the ‘Corporate’ category comprises primarily cash and cash equivalents and derivative financial assets. Within total liabilities the ‘Corporate’ category comprises primarily the unsecured borrowings and derivative financial liabilities. Intercompany transactions have been removed from the calculation of segment assets and liabilities.

7.	Rental income
The accounting policy applicable to rental income is set out in Note 3D(i).

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Rental income	166.3	121.9	44.2
Service charge income	20.6	14.6	5.0
Other property related income	4.6	2.3	2.2
	191.5	138.8	51.4
Included within Other property related income is turnover rent in the amount of £0.4 million (year ended 31 December 2015: £0.1 million; period from incorporation and ended 31 December 2014: £0.1 million). In addition, the Group received surrender premia totalling £1.4 million (year ended 31 December 2015: £1.3 million; period from incorporation and ended 31 December 2014: £1.4 million).

8.	Property related expenses
The accounting policy applicable to property related expenses is set out in Note 3L.

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Service charge expense	20.6	14.6	6.0
Other property operating expenses	6.4	2.8	1.0
Fees payable to managing agents	2.5	1.7	0.1
Vacant property costs	2.4	1.0	0.5
Letting, marketing, legal and professional fees	2.1	1.4	0.1
Property insurance expense	0.7	0.7	0.2
Impairment charge on receivables	0.6	0.2	0.3
Ground rent	0.5	0.3	0.1
	35.8	22.7	8.3

9.	Gain on sale of investment and development property and loan collateral
The accounting policy applicable to gain on sale of investment and development property and loan collateral is set out in Note 3J.

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m
Investment and development property
Gross proceeds on disposal	260.4	97.9	0.5
Selling costs	(4.4)	(2.2)	-
Net proceeds on disposal	256.0	95.7	0.5
Carrying value	(247.9)	(86.1)	-
Gain on disposal	8.1	9.6	0.5

Loan collateral
Gross proceeds on disposal	117.1	96.6	36.4
Selling costs	(1.5)	-	-
Net proceeds on disposal	115.6	96.6	36.4
Carrying value	(115.2)	(91.6)	(36.5)
Gain/(loss) on disposal	0.4	5.0	(0.1)
	8.5	14.6	0.4

10.	Hotel revenue
The accounting policy applicable to hotel revenue is set out in Note 3D(iii).

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Room income	8.6	8.9	3.6
Food and beverage income	7.2	7.6	3.4
Other hotel income	3.6	3.5	1.4
	19.4	20.0	8.4

11.	Hotel cost of sales
The accounting policy applicable to hotel cost of sales is set out in Note 3L.

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Wages and salaries	7.0	6.2	1.6
Consumables (Note 20)	2.4	2.4	1.1
Depreciation (Note 19)	3.2	2.2	0.7
Other costs	3.7	3.6	0.9
	16.3	14.4	4.3

12.	Administrative expenses
The accounting policy applicable to administrative expenses is set out in Note 3L.

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Consultancy and other advisory fees	8.2	6.9	5.7
General expenses	4.4	5.1	2.7
Employee benefits	1.6	0.6	1.7
Legal fees	1.1	0.8	0.2
Audit and related fees (Note 39)	0.7	0.5	0.4
Directors’ fees (Note 31B(i)(a))	0.3	0.3	0.3
Acquisition related expenditure	0.1	1.7	3.6
	16.4	15.9	14.6
Included in the above table are costs associated with the hotel segment as follows:

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m
Hotel administrative costs
General expenses	1.7	2.6	1.1
Employee benefit	1.6	0.6	1.5
Consultancy and other advisory fees	1.5	1.8	0.5
	4.8	5.0	3.1

13.	Finance income
The accounting policies applicable to finance income are set out in Note 3D(ii) and Note 3F.

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Interest income from loans secured by real estate	6.3	13.4	6.6
Interest income from cash and cash equivalents	0.6	0.6	1.3
	6.9	14.0	7.9

14.	Finance costs
The accounting policies applicable to finance costs are set out in Note 3G and Note 3P(iii)(b).

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Interest on secured borrowings	21.4	21.6	6.1
Interest on unsecured €550.0 million 3.25% note	13.6	3.0	-
Interest on standalone unsecured £500.0 million 3.95% bond	13.1	3.4	-
Amortization of loan arrangement fees	5.5	3.4	0.4
Time value movement of foreign exchange zero premium options	1.0	2.3	-
Commitment fee and interest charge on revolving credit facility	1.4	1.1	0.6
Bond discount amortization, net of amortization of bond premia	0.7	0.3	-
Fair value movement on derivative financial instruments	0.9	0.8	2.1
Foreign currency (gain)/loss	(0.1)	0.6	-
Bank fees and other costs	0.2	0.3	-
	57.7	36.8	9.2

15.	Taxation
The accounting policy applicable to taxation is set out in Note 3H.
A. Company
The Company is tax resident in Jersey. Jersey has a corporate tax rate of zero under schedule D of the Income Tax (Jersey) Law 1961 as amended, so the Company is not subject to tax in Jersey on its income or gains and is not subject to United Kingdom or other jurisdiction corporation tax on any dividend or interest income it receives. No charge to Jersey taxation will arise on capital gains.
B. Group
The Directors conduct the affairs of the Group such that the management and control of the Group is exercised in Jersey and that, except as noted below, the Group does not carry on a trade in the United Kingdom or any other jurisdiction.
The Group is liable to foreign tax on activities in its overseas subsidiaries. Outside of Jersey, the Group has subsidiaries and funds in Luxembourg, the Republic of Ireland, Isle of Man, Italy, Spain and the United Kingdom and investment and development property located in the United Kingdom, the Republic of Ireland, Italy and Spain.
Luxembourg has a corporate tax rate of 29.22% on worldwide income including capital gains. However, the Group’s future tax liability is expected to be mitigated by the Luxembourg participation exemption and debt financing.
The Group’s investment property located in Italy is held through a closed-end real estate alternative investment fund named Olimpia Investment Fund, wholly-owned by the Company and managed by Savills Investment Management Sgr Spa. Olimpia Investment Fund is exempt from Italian tax on income and gains.
The Group’s investment and development property located in the Republic of Ireland are held through two Irish Qualifying Investor Alternative Investment Funds. During the year these funds were exempt from any direct Irish taxation on income and gains.
The Group’s investment in St Andrew’s Bay Development Limited, a company domiciled in Scotland and which owns the Fairmont St Andrews Hotel, and the Group’s investment in KW Pioneer Point UK OpCo Limited, a company domiciled in the United Kingdom and which owns the operations of Pioneer Point, are subject to United Kingdom corporate tax at a rate of 20% (expected to reduce to 19% on 1 April 2017).
The Group is subject to corporate income tax at 25% on taxable profits generated within its Spanish subsidiaries.
The Group is subject to United Kingdom income tax at 20% on rental income arising on the investment properties, after deduction of allowable debt financing and allowable expenses. The treatment of such costs and expenses is estimated in the overall tax liability for the Group and requires judgement and assumptions regarding their deductibility. The directors have considered comparable market evidence and practice in determining the extent to which such items are allowable. Taxation is currently calculated at a weighted average rate applicable to the relevant Group undertakings of 21.5% (year ended 31 December 2015: 20%; period from incorporation and ended 31 December 2014: 20%).
C. Amounts recognized in the profit or loss

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m
Current tax expense
Current year/period	5.8	7.6	1.9
	5.8	7.6	1.9
Deferred taxes
Tax effect of losses not previously recognized	(0.7)	-	-
Tax effect of previously unrecognized deductible temporary differences	2.2	-	-
	1.5	-	-
Tax expense on continuing operations	7.3	7.6	1.9

D. Reconciliation of effective tax rate
The charge for the year/period can be reconciled to the consolidated income statement as follows:

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m
Tax expense reconciliation
Profit before tax for the year	73.3	266.6	80.4
Income tax charge using weighted average applicable tax rate of 21.5% (2015: 20%; 2014: 20%)	15.8	53.3	16.1
Non-taxable income	(21.4)	(22.9)	(6.5)
Non-taxable net fair value losses/(gains)	13.7	(23.3)	(7.9)
Current year losses for which no deferred tax is recognized	0.3	0.1	0.1
Tax effect of losses not previously recognized	(0.7)	-	-
Tax effect of previously unrecognized deductible temporary differences	2.2	-	-
Expenses disallowed	0.8	0.4	0.1
Other adjustments	(1.5)	-	-
Changes in estimates related to prior years/periods	(1.9)	-	-
Tax charge	7.3	7.6	1.9

Analysed as arising from:
Investment and development property located in the United Kingdom	3.3	7.4	1.9
Investment and development property located in Spain	3.5	0.2	-
Luxembourg corporate taxes	0.5	-	-
	7.3	7.6	1.9

E. Movement in deferred tax balances

	Year ended 31 December 2016	Year ended 31 December 2015
	£m	£m

Deferred tax asset	2.9	1.5
Deferred tax liability	(2.4)	-
	0.5	1.5
Analysed as arising from:
Investment property
Opening balance	-	-
Origination and reversal of temporary differences	(2.2)	-
Closing balance	(2.2)	-
Tax losses
Opening balance	1.5	-
Origination and reversal of temporary differences	0.7	1.5
Effects of translation to presentation currency	0.5	-
Closing balance	2.7	1.5
	0.5	1.5

F. Unrecognized deferred tax asset
Deferred tax assets have not been recognized in respect of the following items, because it is not probable that future taxable profits will be available against which the Group can use the benefits therefrom. The Group is only able to utilise the losses to offset taxable profits in certain discrete business streams.

	Year ended 31 December 2016	Year ended 31 December 2015
	£m	£m

Tax losses brought forward	10.5	10.0
Deductible temporary differences	4.7	4.6
	15.2	14.6
Brought forward tax losses total £46.8 million (December 2015: £44.6 million) and brought forward deductible temporary differences total £23.6 million (December 2015: £22.7 million).
The directors have established that it is uncertain whether future taxable profits would be available against which these amounts can be utilised, and therefore these amounts have been included in the balance of unrecognized deferred tax assets above.

16.	Earnings, net asset value per share and EPRA metrics
Basic earnings per share is calculated by dividing the consolidated profit attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding for the year and adjusting for shares to be issued in part settlement of the investment management fee for the quarter ended 31 December 2016, if any.
Basic net asset value (‘NAV’) per share is calculated by dividing net assets in the consolidated balance sheet attributable to ordinary shareholders of the Company by the number of ordinary shares outstanding at 31 December 2016.
A. Basic, diluted, EPRA earnings and Adjusted earnings per share reconciliation

	Year ended 31 December 2016		Year ended 31 December 2015		Period from incorporation and ended 31 December 2014
	£m	p1	£m	p1	£m	p1

Profit for the year/period after taxation	66.0	49.1	259.0	191.0	78.5	88.0
Adjusted for:
Net change in fair value of investment and development property (Note 17)	10.8	8.0	(208.0)	(153.4)	(49.3)	(55.3)
Net change in the fair value of loans secured by real estate (Note 18)	(0.3)	(0.2)	(5.1)	(3.8)	(6.0)	(6.7)
Deferred taxes in respect of EPRA adjustments	3.0	2.2	-	-
Gain on sale of investment and development property and loan collateral (Note 9) and other gains	(8.5)	(6.3)	(15.4)	(11.3)	(2.2)	(2.5)
Taxes on gains on disposal	0.9	0.7	-		-	-
Fair value loss on interest rate caps (Note 14)	0.9	0.7	0.8	0.6	2.1	2.4
Debt close out costs	0.2	0.2	-	-	-	-
Time value of foreign exchange zero premium options (Note 14)	1.0	0.8	2.3	1.6	-	-
Acquisition related expenditure (Note 12)	0.1	-	1.7	1.3	-	-
EPRA earnings	74.1	55.2	35.3	26.0	23.1	25.9
Group adjustments:
Performance fee	-	-	29.7	21.9	-	-
Adjusted earnings	74.1	55.2	65.0	47.9	23.1	25.9
Weighted average number of ordinary shares (Note 28B)	134,364,625		135,613,838		89,071,782
Footnote:

1.	Per share amount.

The European Public Real Estate Association (‘EPRA’) issued Best Practices Recommendations, most recently in December 2014.
The EPRA earnings are presented to provide an alternative assessment of the operational income accruing to the Group’s activities. Hence, the Company adjusts basic earnings for income and costs which are not of a recurrent nature or which may be more capital in nature. In addition, the Group has made additional adjustments to EPRA earnings in order to remove other non-trading items considered by EPRA in its Best Practice Recommendations, in order to present an “Adjusted earnings” figure. While these metrics/measures are commonly reported by investment property entities, they do not represent defined performance measures under IFRS.

B. Basic, EPRA NAV, Adjusted NAV and EPRA NNNAV per share reconciliation

	31 December 2016		31 December 2015
	£m	p1	£m	p1

Basic NAV	1,535.9	1,217.6	1,629.2	1,198.5
Adjusted for:
Mark-to-market of derivative financial assets (Note 26)	(0.3)	(0.2)	(0.9)	(0.7)
EPRA NAV	1,535.6	1,217.4	1,628.3	1,197.8
Group adjustments:
Performance fee (Note 31A(ii))	-	-	(29.7)	(21.8)
Investment management fee (Note 31A(i))	(1.9)	(1.5)	(2.1)	(1.5)
Adjusted NAV	1,533.7	1,215.9	1,596.5	1,174.5

EPRA NNNAV
EPRA NAV	1,535.6	1,217.4	1,628.3	1,197.8
Fair value of derivative financial assets (Note 26)	0.3	0.2	0.9	0.7
Fair value of borrowings[2] (Note 25)	(35.1)	(27.8)	(6.0)	(4.2)
EPRA NNNAV	1,500.8	1,189.8	1,623.2	1,194.3

Number of shares
Ordinary shares in issue (Note 28A)	126,133,407		135,933,938
Footnotes:

1.	Per share amount.

2.	Represents the difference between the book value of borrowings and the fair value of borrowings.

EPRA has issued guidelines aimed at providing a measure of NAV on the basis of the long term fair values. At each of 31 December 2016 and 31 December 2015, there was no material deferred tax applicable to the business and there are no dilutive or potentially dilutive equity arrangements in existence.
In addition the Group reports an Adjusted NAV to illustrate EPRA NAV after the impact of fees recognized in the share-based payment reserve.
EPRA NNNAV is a measure to report the net asset value including fair value adjustments in respect of all material balance sheet items which are not reported at their fair value as part of EPRA NAV.

17.	Investment and development property
The accounting policies applicable to investment and development property are set out in Note 3J and the fair value disclosures contained in Note 5A, and the accounting policies applicable to assets held-for-sale are set out in Note 3N.

	31 December 2016	31 December 2015
	£m	£m
Investment property
Opening balance	2,367.0	1,182.5
Acquisition of investment property	169.1	1,011.7
Acquisition of collateral from loans secured by real estate	-	139.9
Disposal of investment property	(187.7)	(86.1)
Improvements to investment property	47.0	22.4
Transfer from/(to) investment property under development	148.5	(3.2)
Transfer to assets held-for-sale (Note 37)	(48.3)	(51.0)
Net change in fair value	(35.0)	173.0
Effects of translation to presentation currency	134.3	(22.2)
Closing balance	2,594.9	2,367.0

	31 December 2016	31 December 2015
	£m	£m
Investment property under development
Opening balance	133.2	35.8
Acquisition of investment property under development	20.1	28.8
Disposal of investment property under development	(9.0)	-
Development expenditure	47.6	31.8
Transfer from/(to) investment property	(148.5)	3.2
Transfer to assets held-for-sale (Note 37)	(11.1)	-
Net change in fair value	24.2	35.0
Effects of translation to presentation currency	23.9	(1.4)
Closing balance	80.4	133.2

Disclosed as:
Carrying value of investment and development property	2,675.3	2,500.2
Assets held-for-sale (Note 37)	59.4	51.0
Adjustment in respect of straight line rent (Note 21)[1]	6.9	3.1
Fair value of investment and development property	2,741.6	2,554.3
Footnote:

1.	Included as a component of the “Rent and other receivables” balance in the consolidated balance sheet.
The historical cost of investment properties acquired during the year, inclusive of acquisition costs, is £169.1 million (year ended 31 December 2015: £1,011.7 million). The total expenditure incurred to acquire investment properties under development during the year is £20.1 million (year ended 31 December 2015: £28.8 million).
Acquisition costs which comprise primarily stamp duty, legal services and other directly attributable costs arising from the transactions, amounted to £4.8 million (year ended 31 December 2015: £34.5 million).
The net fair value loss of £10.8 million (December 2015: net fair value gain £208.0 million) recognized in respect of investment and development property has been recognized in the consolidated income statement.
Long term leasehold values included within investment properties amount to £355.8 million (December 2015: £401.7 million). The leasehold investment properties have lease terms ranging between 125 and 999 years (December 2015: 125 to 999 years). All other properties are freehold.

At 31 December 2016, the Group was contractually committed to £8.8 million (December 2015: £66.1 million) of future expenditure for the purchase, construction, development and enhancement of investment and development property. See further details in Note 35A.
The Group complies with IAS 40 Investment Properties.
A. Valuation process
The Group utilises the staff of the Investment Manager and certain of its affiliates (the ‘Investment Manager Group’) who hold relevant internationally recognized professional qualifications and are experienced in valuing the types of properties in the applicable locations.
The valuations are based on:

•
Information provided by the Investment Manager Group including rents, lease terms, revenue and capital expenditure. Such information is derived from the Investment Manager Group’s financial and property systems and is subject to the Group’s overall control environment.

•	Valuation models used by the external valuers, including market related assumptions based on their professional judgement and market observation.
The Investment Manager reviews the valuations arrived at by the external valuers. This review includes a discussion with the Board and separately with the external valuers on the assumptions used, the process and methodology undertaken and a review of the data considered by the external valuers. The Board determines the Group’s valuation policies and procedures for property valuation.
The Board decides which external valuer to appoint to be responsible for the external valuations of the Group’s properties. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained. The Board decides after discussions with the Group’s external valuers and the Investment Manager:

•	Whether a property’s fair value can be reliably determined;

•	Which valuation method should be applied for each property;

•
The assumptions made for unobservable inputs used in the valuation method for investment property (the major unobservable inputs are estimated rent per square foot/square metre/unit, estimated rental value and equivalent yield); and

•
The assumptions made for unobservable inputs used in the valuation method for investment property under development (the major unobservable inputs are, as appropriate to each development asset, build cost per square foot/square metre, net initial yield, sales value per square foot/square metre and price per acre).

The fair value of the Group’s investment and development property at 31 December 2016 has been arrived at on the basis of a valuation carried out at that date by our external valuers. CBRE valued all investment and development properties, except for the Italian portfolio which was valued by Colliers Real Estate Services Italia S.r.l. con socio unico (together, the ‘Valuers’). The valuations performed by the Valuers, conform to IFRS 13 Fair Value Measurement, the Valuation Standards of the Royal Institution of Chartered Surveyors Professional Standards 2014 (the ‘RICS Red Book’) and with the International Valuation Board’s International Valuation Standards, and were arrived at by reference to market comparables for similar properties. The Valuers submit and present summary reports to the Group’s Audit Committee. The Valuers are independent and external to the Group and the Investment Manager.
Valuations are performed bi-annually and are performed consistently across all properties in the Group’s portfolio. The valuation dates are 30 June and 31 December, and a valuation is normally conducted regardless of the date of acquisition. This includes a physical inspection of all properties, at least once a year. In line with IFRS 13 all investment properties are valued on the basis of their highest and best use. When considering the highest and best use a valuer will consider, on a property by property basis, its actual and potential uses which are physically, legally and financially viable. Where the highest and best use differs from the existing use, the valuer will consider the cost and likelihood of achieving and implementing this change in arriving at its valuation.

Annual valuation fees are calculated as a fixed percentage of the value of the investment and development property, as agreed between the Group and the Valuers. The Valuers have advised us that the fees earned by each of them from the Group are less than 5% of their total revenue in any year. In addition to the valuation work, CBRE has carried out agency and professional services on behalf of the Group since inception.
The Group, consistent with EPRA’s guidance, consider that all of its investment and development property falls within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5A).
The valuations have been prepared on the basis of Market Value which is defined in the RICS Valuation Standards as:
“The estimated amount for which a property should exchange on the date of valuation between a willing buyer and a willing seller in an arm’s length transaction after proper marketing wherein the parties had acted knowledgeably, prudently and without compulsion.”
Market Value as defined in the RICS Valuation Standards is the equivalent of fair value under IFRS.
(i). Investment property
To determine the value of investment property, the income approach is used. This involves applying market derived capitalization yields to current and market derived future income streams with appropriate adjustments for income voids arising from vacancies, or rent-free periods. These capitalization yields and future income streams are derived from comparable property and leasing transactions and are considered to be key inputs in the valuation. Other factors that are taken into account include the tenure of the property, tenancy details, planning, building and environmental factors that might affect the property. The comparison methodology is used for residential properties whereby the fair value is calculated using data from recent market transactions.
The following tables set out the valuation techniques and the key unobservable inputs used in the valuation of the Group’s investment property.

I. 31 December 2016

Asset class	Fair value at 31 December 2016 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
United Kingdom
Retail	435.8	Yield capitalization	Annual rent per sq ft3 (£)	4.11	154.19	14.70
			ERV[4] per sq ft (£)	4.11	193.83	14.47
			Equivalent yield %	3.2	11.7	6.3
Office	830.1	Yield capitalization	Annual rent per sq ft (£)	8.75	57.18	19.82
			ERV per sq ft (£)	6.00	70.00	21.98
			Equivalent yield %	4.9	8.5	6.1
Industrial	171.2	Yield capitalization	Annual rent per sq ft (£)	1.25	11.08	4.32
			ERV per sq ft (£)	1.25	11.96	4.55
			Equivalent yield %	5.2	9.1	6.9
Aggregate United Kingdom (excluding residential)	1,437.1		Annual rent per sq ft (£)	1.25	154.19	12.68
			ERV per sq ft (£)	1.25	193.88	13.49
			Equivalent yield %	3.2	11.7	6.3
Residential	79.6	Yield capitalization	Annual rent per unit (£)	n/a	n/a	n/a
			ERV per unit (£)	12,600.00	20,700.00	16,504.00
			Equivalent yield %	3.9	3.9	3.9
Aggregate United Kingdom (including Residential)	1,516.7
Ireland
Retail	159.3	Yield capitalization	Annual rent per sq ft (€)	6.25	302.33	30.57
			ERV per sq ft (€)	6.25	232.56	27.44
			Equivalent yield %	5.0	7.4	5.7
Office	524.2	Yield capitalization	Annual rent per sq ft (€)	13.88	52.69	25.13
			ERV per sq ft (€)	17.00	51.50	40.10
			Equivalent yield %	4.6	6.7	5.1
Aggregate Ireland (excluding Residential)	683.5		Annual rent per sq ft (€)	6.25	302.33	26.80
			ERV per sq ft (€)	6.25	232.56	36.21
			Equivalent yield %	4.6	7.6	5.3

Residential	142.7	Yield capitalization	Annual rent per unit (€)	18,422.00	20,463.00	18,031.00
			ERV per unit (€)	19,837.00	23,757.00	20,409.00
			Equivalent yield %	4.6	5.4	5.0
Aggregate Ireland (including Residential)	826.2

Asset class	Fair value at 31 December 2016 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
Rest of Europe
Retail (Spain)	136.3	Yield capitalization	Annual rent per sq m5 (€)	34.68	1,237.00	139.14
			ERV per sqm (€)	38.40	900.00	172.23
			Equivalent yield %	5.6	9.3	6.8
Office (Italy)	170.1	DCF[6]	Annual rent per sq m (€)	86.40	180.80	139.40
			ERV per sqm (€)	70.00	210.00	142.70
			Equivalent yield %	6.2	8.6	7.8
Aggregate Rest of Europe	306.4

Total	2,649.3
Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognized in the “Rent and other receivables” component of the consolidated balance sheet.

2.	Includes assets held-for-sale.

3.	Square feet.

4.	Estimated rental value.

5.	Square metres.

6.	Discounted cash flow.

II. 31 December 2015

Asset class	Fair value at 31 December 2015 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
United Kingdom
Retail	538.4	Yield capitalization	Annual rent per sq ft3 (£)	2.78	154.19	14.27
			ERV[4] per sq ft (£)	3.50	171.98	14.05
			Equivalent yield %	3.3	11.8	6.3
Office	842.4	Yield capitalization	Annual rent per sq ft (£)	5.99	52.50	20.22
			ERV per sq ft (£)	6.00	70.00	22.14
			Equivalent yield %	4.0	12.0	5.9
Industrial	179.4	Yield capitalization	Annual rent per sq ft (£)	1.25	10.58	4.43
			ERV per sq ft (£)	1.25	11.52	4.53
			Equivalent yield %	4.5	10.0	6.4
Aggregate United Kingdom (excluding residential)	1,560.2		Annual rent per sq ft (£)	1.25	154.19	12.89
			ERV per sq ft (£)	1.25	171.98	13.51
			Equivalent yield %	3.3	12.0	6.1
Residential	66.4	Yield capitalization	Annual rent per unit (£)	n/a	n/a	n/a
			ERV per unit (£)	12,600.00	20,700.00	16,504.00
			Equivalent yield %	4.0	4.0	4.0
Aggregate United Kingdom (including Residential)	1,626.6
Ireland
Retail	153.2	Yield capitalization	Annual rent per sq ft (€)	6.25	302.33	30.21
			ERV per sq ft (€)	5.00	302.33	26.77
			Equivalent yield %	3.8	7.9	5.7
Office	306.3	Yield capitalization	Annual rent per sq ft (€)	15.43	50.85	34.90
			ERV per sq ft (€)	15.50	50.00	40.07
			Equivalent yield %	4.6	8.0	5.0
Aggregate Ireland (excluding Residential)	459.5		Annual rent per sq ft (€)	6.25	302.33	32.97
			ERV per sq ft (€)	5.00	302.33	34.60
			Equivalent yield %	3.8	8.0	5.3

Residential	76.7	Yield capitalization	Annual rent per unit (€)	17,837.00	24,450.00	18,919.00
			ERV per unit (€)	18,667.00	29,250.00	19,977.00
			Equivalent yield %	4.7	5.8	4.9
Aggregate Ireland (including Residential)	536.2

Asset class	Fair value at 31 December 2015 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
Rest of Europe
Retail (Spain)	116.7	Yield capitalization	Annual rent per sq m5 (€)	30.95	1,237.00	140.32
			ERV per sqm (€)	39.00	660.03	166.97
			Equivalent yield %	5.4	9.5	7.0
Office (Italy)	141.6	DCF[6]	Annual rent per sq m (€)	86.40	180.80	139.40
			ERV per sqm (€)	60.00	200.00	130.60
			Equivalent yield %	6.2	9.1	7.6
Aggregate Rest of Europe	258.3

Total	2,421.1
Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognized in the “Rent and other receivables” component of the consolidated balance sheet.

2.	Includes assets held-for-sale.

3.	Square feet.

4.	Estimated rental value.

5.	Square metres.

6.	Discounted cash flow.

(ii). Investment property under development
At 31 December 2016, Investment property under development includes:

•	A retail property at Puerta del Sol 9 in Madrid, Spain;

•	Residential real estate at Postigo de San Martín 3 in Madrid, Spain for conversion into a hotel;

•	An office building at Santisima Trinidad 5 in Madrid, Spain for conversion to residential real estate;

•	A second generation office building in Dublin, Ireland (‘Schoolhouse Lane’); and

•	A site in suburban County Dublin, Ireland (the ‘Stillorgan Leisureplex’).
At 31 December 2015 this caption also included the following assets, all of which achieved practical completion during the year ended 31 December 2016:

•	A second generation office building in Dublin, Ireland (‘Baggot Plaza’); and

•	A partially built development site in the Central Park portfolio in Dublin, Ireland (‘Block K’).
Investment property under development in Ireland is valued using the Investment method, with deduction for costs necessary to complete the development. Investment property under development in the Rest of Europe is valued using the “residual method” which is the investment method, with a deduction for costs necessary to complete the development together with an allowance for the remaining risk.
Development land has been valued using the comparison method, arriving at a price per acre.

I. 31 December 2016

Asset class	Fair value at 31 December 2016 £m1			Range
		Valuation technique	Input	Low	High	Weighted average
Ireland
Investment property under development	9.0	Investment	Build cost per sq ft2 (€)	187.0	187.0	187.0
			ERV per sq ft (€)	52.0	52.0	52.0
			Equivalent yield %	5.5	5.5	5.5
Development land	14.2	Comparison	Price per acre (€’000)	1,111	7,195	5,244

Rest of Europe
Investment property under development	69.1	Residual	Build cost per sq m (€)	880.00	1,015.00	945.00
			Sales value per sq m3 (€)	3,900.00	5,300.00	4,887.00
			ERV per sq m (€)	875.00	875.00	875.00
			Net initial yield %	3.8	3.8	3.8
Total	92.3
II. 31 December 2015

Asset class	Fair value at 31 December 2015 £m1			Range
		Valuation technique	Input	Low	High	Weighted average
Ireland
Investment property under development	92.7	Residual	Build cost per sq ft2 (€)	56.76	158.30	101.12
			ERV per sq ft (€)	15.00	50.00	31.90
			Equivalent yield %	4.7	7.0	5.8
Rest of Europe
Investment property under development	40.5	Residual	Build cost per sq m3 (€)	690.00	1,390.00	1,293.00
			Sales value per sq m (€)	3,660.00	5,400.00	4,699.00
			ERV per sq m (€)	770.00	1,040.00	908.00
			Net initial yield %	3.5	4.0	3.7
Total	133.2
Footnotes:

1.	Includes assets held-for-sale.

2.	Square feet.

3.	Square metres.

B. Sensitivity of measurement to variance of significant unobservable inputs
There are inter-relationships between all these unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value for example an increase in rent may be offset by an increase in yield, resulting in no net impact on the valuation. However if the inputs move in opposite directions (for example ERV increases and equivalent yield decreases), valuation movements can be amplified whereas if they move in the same direction, they may offset reducing the overall net valuation movement.
(i). Investment property
Rents and ERVs have a direct relationship to fair value, while equivalent yield has an inverse relationship.
The following table shows the impact on the fair value of investment property by applying a sensitivity to significant unobservable inputs.
I. 31 December 2016

	Fair value at 31 December 2016[1,2]	Impact on valuations of a 5% change in ERV		Impact on valuations of a 25 bps change in equivalent yield

		Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m
United Kingdom
Retail	435.8	12.0	(11.5)	(17.3)	18.9
Office	830.1	34.1	(34.0)	(37.2)	40.5
Industrial	171.2	5.2	(5.0)	(6.5)	7.0
Residential	79.6	4.2	(4.0)	(5.1)	5.8
	1,516.7	55.5	(54.5)	(66.1)	72.2
Ireland
Retail	159.3	5.7	(5.1)	(4.9)	5.5
Office	524.2	22.5	(21.7)	(25.4)	28.0
Residential	142.7	7.3	(7.3)	(6.5)	7.0
	826.2	35.5	(34.1)	(36.8)	40.5
Rest of Europe
Retail	136.3	5.2	(5.2)	(5.5)	6.0
Office	170.1	7.0	(7.0)	(5.8)	6.2
	306.4	12.2	(12.2)	(11.3)	12.2
	2,649.3	103.2	(100.8)	(114.2)	124.9
Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognized in the “Rent and other receivables” component of the consolidated balance sheet.

2.	Includes assets held-for-sale.

II. 31 December 2015

	Fair value at 31 December 2015[1,2]	Impact on valuations of a 5% change in ERV		Impact on valuations of a 25 bps change in equivalent yield

		Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m
United Kingdom
Retail	538.4	14.8	(13.8)	(21.4)	23.4
Office	842.4	34.9	(34.9)	(39.7)	43.4
Industrial	179.4	5.4	(5.1)	(6.9)	7.5
Residential	66.4	4.1	(3.8)	(4.5)	5.4
	1,626.6	59.2	(57.6)	(72.5)	79.7
Ireland
Retail	153.2	5.2	(4.6)	(6.0)	6.6
Office	306.3	12.6	(12.6)	(15.1)	16.8
Residential	76.7	3.5	(3.5)	(3.8)	4.2
	536.2	21.3	(20.7)	(24.9)	27.6
Rest of Europe
Retail	116.7	4.5	(4.5)	(4.5)	4.9
Office	141.6	5.5	(5.5)	(4.8)	5.1
	258.3	10.0	(10.0)	(9.3)	10.0
	2,421.1	90.5	(88.3)	(106.7)	117.3
Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognized in the “Rent and other receivables” component of the consolidated balance sheet.

2.	Includes assets held-for-sale.

(ii). Investment property under development
An increase/decrease in costs to complete and the discount factor will decrease/increase valuations respectively.
The following table shows the impact on the fair value of investment property under development by applying a sensitivity to significant unobservable inputs used.
I. 31 December 2016

	Fair value at 31 December 2016[1]	Impact on valuation of a 5% change in build costs		Impact on valuations of a 5% change on ERV/sales value		Impact on valuations of a 25 bps change in net initial yield

		Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m
Ireland
Investment property under development	9.0	(0.1)	0.1	0.6	(0.6)	(0.5)	0.6
Development land	14.2	-	-	-	-	-	-
Rest of Europe
Investment property under development	69.1	(0.3)	0.3	3.7	(3.7)	(3.8)	4.3
	92.3	(0.4)	0.4	4.3	(4.3)	(4.3)	4.9

II. 31 December 2015

	Fair value at 31 December 2015[1]	Impact on valuation of a 5% change in build costs		Impact on valuations of a 5% change on ERV/sales value		Impact on valuations of a 25 bps change in net initial yield

		Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m
Ireland
Investment property under development	92.7	(1.1)	1.1	5.6	(5.6)	(6.4)	7.2
Rest of Europe
Investment property under development	40.5	(0.4)	0.3	2.7	(2.8)	(2.3)	2.6
	133.2	(1.5)	1.4	8.3	(8.4)	(8.7)	9.8
Footnote:

1.	Includes assets held-for-sale.

C. Fair value of collateral

At 31 December 2016 the Group had pledged investment properties with a fair value of £1,250.1 million (December 2015: £1,567.8 million). See further details in Note 25F.

18.	Loans secured by real estate
The accounting policy applicable to loans secured by real estate is set out in Note 3P(i)(c) and the fair value disclosures contained in Note 5B.

	31 December 2016	31 December 2015
	£m	£m

Opening balance	179.2	211.0
Acquisition of loans secured by real estate	-	130.4
Disposal of collateral	(115.2)	(161.9)
Net fair value movement	0.3	5.1
Effects of translation to presentation currency	3.3	(5.4)
Closing balance	67.6	179.2
Loans secured by real estate are non-performing and were acquired at a discount to their nominal value reflecting their distressed state at the time of acquisition. At 31 December 2016, substantially all of the loans are past due. None of the loans are expected to be repaid by recourse to the original borrower, although income from certain underlying collateral properties is being generated. The majority of the loans were the subject of a receivership process when acquired and thus all cash flow from the property is transferred to the Group. As a result of these factors, no disclosures are made in relation to maturity, age or interest rate risk.
The objective in purchasing these loans was to generate returns for the Group in the following ways:

•	Property operating income will be generated from the portfolio of loans secured by real estate; or

•	Disposal of the collateral assets over time to achieve a redemption of the loan at a value greater than the acquisition cost; or

•	Acquisition of the collateral asset by the Company for inclusion in the investment and development property portfolio.
The Board is responsible for determining the fair value of the loans secured by real estate bi-annually. The valuation dates are 30 June and 31 December. Duff & Phelps Ltd., an independent valuation firm, provided third party valuation consulting services to the Board which consisted of certain limited procedures that the Board identified and requested them to perform.
The limited procedures included:

•
Performing an analysis of general market data including economic, governmental, environmental, credit market and local property market trends as they may affect the loans secured by real estate and the collateral properties;

•
Holding discussions with the Group’s Investment Manager and the Board to understand expectations and intent regarding each loan secured by real estate, and to understand investment strategy and performance;

•	Reviewing third party appraisal reports of the underlying collateral properties;

•
Considering observable market inputs for assets similar to each of the loans secured by real estate and to the collateral properties to support the valuation metrics, capitalization rates and/or discount rates;

•	Selecting appropriate valuation approaches based on the profile of each of the loans secured by real estate;

•
Placing reliance on the cash flow models prepared by the Investment Manager on behalf of the Group which are based on the contractual terms of each of the loans secured by real estate and the Group’s expectations of proceeds from those collateral properties, together with reviewing the Group’s cash flow models for mathematical accuracy;

•	Assessing the implied discount rate used to discount to present value of the cash flows to arrive at a fair value conclusion through benchmarking against similar securities and market indices;

•
Performing a check of the cash flow models prepared by the Investment Manager on behalf of the Group, and confirming such models were consistent with the models used by the Investment Manager on behalf of the Group for investment purposes; and

•	Analysing other facts and data considered to be pertinent to the loans secured by real estate and the collateral properties.

As at 31 December 2016, Duff & Phelps Ltd. performed procedures on each of the investments comprising 100% of the fair value of loans secured by real estate at that date.
A. Valuation process
In estimating the fair value of the loans secured by real estate, the income approach was used for two of the three loan portfolios. This is a valuation technique that provides an estimation of the fair value of an asset or business based on expectations about the cash flows that an asset or business would generate over time. The income approach begins with an estimate of the annual cash flows expected to be generated over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then converted to their present value equivalent using a rate of return appropriate for the risk of achieving the projected cash flows. The present value of the estimated cash flows is then added to the present value equivalent of the residual value of the asset (if any) or the business at the end of the discrete projection period to arrive at an estimate of the fair value.
In estimating the fair value of the Avon portfolio in 2015, the pending sales price, less costs to complete the transaction together with the application of a discount to reflect uncertainty of the deal closing was used. The underlying collateral for this portfolio was sold by the administrator appointed to the borrower during the year.
In assessing the fair value of the loans secured by real estate, Duff & Phelps Ltd have referenced valuations performed by CBRE on the underlying collateral prepared in conformity with the RICS Red Book and with the International Valuation Board’s International Valuation Standards, as described in Note 17. At 31 December 2016, the value of the underlying collateral was £69.9 million (December 2015: £173.2 million).
Valuation fees are based on a fixed amount agreed between the Group and Duff & Phelps Ltd and are independent of the portfolio value. Duff & Phelps Ltd. has advised us that the fees earned by them from the Group are less than 5% of their total revenue in any year. The basis for the fees charged for the valuation of the underlying collateral is set out in Note 17.
The Group consider that all of its loans secured by real assets fall within Level 3, of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5B). The key unobservable inputs used in the valuation of the Group’s loans secured by real estate at 31 December 2016 are the discount rates used which are based on investment opportunities to deliver similar risk-adjusted returns to an investor. The discount rate applied to the loans, and which is dependent on the underlying loan portfolio, ranges from 8.1% to 11.1% (December 2015: 8.1% to 11.2%).
During the year, interest income totalling £6.3 million (year ended 31 December 2015: £13.4 million; period from incorporation and ended on 31 December 2014: £6.6 million) was recognized in the consolidated income statement (Note 13).
B. Sensitivity of measurement to variance of significant unobservable inputs
Yield has an inverse relationship to valuation. There are inter-relationships between the unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value. For example, cap rates, expected lease renewal dates, and/or expected disposal values, may be offset by an increase in yield, resulting in no net impact on the valuation.

I. 31 December 2016

	Fair value 31 December 2016	Impact on valuations of 100 bps change in discount rate

		Increase	Decrease
	£m	£m	£m
United Kingdom	44.4	(0.3)	0.3
Ireland	23.2	(1.1)	1.1
	67.6	(1.4)	1.4
II. 31 December 2015

	Fair value 31 December 2015	Impact on valuations of 100 bps change in discount rate

		Increase	Decrease
	£m	£m	£m
United Kingdom	157.3	(0.3)	0.3
Ireland	21.9	(1.0)	1.1
	179.2	(1.3)	1.4

19.	Property, plant and equipment
The accounting policy applicable to property, plant and equipment is set out in Note 3K and the fair value disclosures set out in Note 5C.
A. Reconciliation of carrying amount

	Land and buildings	Plant and equipment	Fixtures and fittings	Other	Total
	£m	£m	£m	£m	£m
Cost
Balance at 1 January 2015	55.2	1.6	2.9	0.2	59.9
Additions	2.8	0.1	0.9	0.2	4.0
Disposals	-	(0.1)	-	(0.1)	(0.2)
Revaluation of land and buildings	(2.6)	-	-	-	(2.6)
Effects of translation to presentation currency	(0.8)	-	-	-	(0.8)
Balance at 31 December 2015	54.6	1.6	3.8	0.3	60.3
Additions	9.6	0.2	0.4	-	10.2
Transfer on completion of work in progress	0.3	-	-	(0.3)	-
Revaluation of land and buildings	0.3	-	-	-	0.3
Effects of translation to presentation currency	3.5	0.3	-	-	3.8
Balance at 31 December 2016	68.3	2.1	4.2	-	74.6

Accumulated depreciation
Balance at 1 January 2015	-	(0.1)	(0.1)	-	(0.2)
Charge for the year	(1.3)	(0.2)	(0.7)	-	(2.2)
Revaluation of land and buildings	1.3	-	-	-	1.3
Balance at 31 December 2015	-	(0.3)	(0.8)	-	(1.1)
Charge for the year	(1.6)	(0.5)	(1.1)	-	(3.2)
Write-offs	-	-	1.3	-	1.3
Revaluation of land and buildings	1.6	-	-	-	1.6
Effects of translation to presentation currency	-	(0.1)	(0.1)	-	(0.2)
Balance at 31 December 2016	-	(0.9)	(0.7)	-	(1.6)

Carrying amounts
At 31 December 2015	54.6	1.3	3.0	0.3	59.2
At 31 December 2016	68.3	1.2	3.5	-	73.0

There are no restrictions on title and no property, plant and equipment has been pledged as security.

B. Valuation process
The Board determines the Group’s valuation policies and procedures for the valuation of property, plant and equipment. The Board decides which external valuer to appoint to be responsible for the external valuations of the Group’s property, plant and equipment, which represents its hotel assets. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained.
The Board decides after discussions with the Group’s external valuers, CBRE, and the Investment Manager:

•	Whether a property’s fair value can be reliably determined;

•
Which valuation method should be applied for each asset – at 31 December 2016, the discounted cash flow methodology was applied using the projected net earnings capitalized with a market capitalization rate and discount rate; and

•
The assumptions made for unobservable inputs used in the valuation method (the major unobservable inputs are estimated hotel net operating income, occupancy rate, discount rate, exit yield and average daily rate (‘ADR’)).

Annual valuation fees are calculated as a fixed percentage of the value of property, plant and equipment, as agreed between the Group and the valuer. The valuer has advised us that the fees earned by them from the Group are less than 5% of their total revenue in any year.
The Group, consistent with EPRA’s guidance, consider that all of its property, plant and equipment falls within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5C). The table below summarises the key unobservable inputs used in the valuation of the Group’s property, plant and equipment.
I. 31 December 2016

Asset class	Fair value at 31 December 2016 £m	Inputs[1]	United Kingdom	Ireland

United Kingdom	41.2	Net operating income	£4.0m	€2.4m
Ireland	31.8	Occupancy %	74.0	68.0
		Discount rate %	8.8	9.0
		Exit yield %	6.8	7.0
		ADR	£162.36	€115.00
Total	73.0	Stabilised year	2021	2018
II. 31 December 2015

Asset class	Fair value at 31 December 2015 £m	Inputs[1]	United Kingdom	Ireland

United Kingdom	36.9	Net operating income	£3.5m	€2.8m
Ireland	22.3	Occupancy %	72.0	72.0
		Discount rate %	9.0	9.0
		Exit yield %	6.5	7.0
		ADR	£155.64	€108.12
	59.2	Stabilised year	2020	2018

Footnote:

1.	Inputs are presented in connection with a stabilised year.

There were no changes in valuation techniques during the year.

C. Sensitivity of measurement to variance of significant unobservable inputs
There are inter-relationships between all these unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value. For example, an increase in hotel net operating income may be offset by an increase in exit yield, resulting in no net impact on the valuation. However, if the inputs move in opposite directions (for example ADR increases and exit yield decreases), valuation movements can be amplified whereas if they move in the same direction, they may offset reducing the overall net valuation movement.
I. 31 December 2016

	Fair value at 31 December 2016	Impact on valuations of a 10% change in estimated Hotel NOI		Impact on valuations of 10% change in occupancy		Impact on valuations of 100 bps change in discount rate		Impact on valuations of a 50 bps change in exit yield		Impact of a 5% change in ADR

		Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m
United Kingdom	41.2	4.1	(4.1)	11.5	(11.5)	(5.6)	7.6	(3.0)	3.5	9.9	(9.8)
Ireland	31.8	3.3	(3.3)	6.2	(6.2)	(4.2)	5.6	(2.2)	2.6	1.4	(1.4)
	73.0	7.4	(7.4)	17.7	(17.7)	(9.8)	13.2	(5.2)	6.1	11.3	(11.2)
II. 31 December 2015

	Fair value at 31 December 2015	Impact on valuations of a 10% change in estimated Hotel NOI		Impact on valuations of 10% change in occupancy		Impact on valuations of 100 bps change in discount rate		Impact on valuations of a 50 bps change in exit yield		Impact of a 5% change in ADR

		Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m
United Kingdom	36.9	3.6	(3.6)	11.7	(11.7)	(5.9)	8.1	(3.2)	3.7	10.0	(10.0)
Ireland	22.3	2.7	(2.7)	8.6	(8.6)	(3.3)	4.4	(1.8)	2.0	1.8	(1.8)
	59.2	6.3	(6.3)	20.3	(20.3)	(9.2)	12.5	(5.0)	5.7	11.8	(11.8)

20.	Inventories
The accounting policy applicable to inventories is set out in Note 3M.

	31 December 2016	31 December 2015
	£m	£m
Current
Consumable stores	0.3	0.3
	0.3	0.3
Inventories of £2.4 million (year ended 31 December 2015: £2.4 million; period from incorporation and ended 31 December 2014: £0.3 million) were expensed during the year (Note 11).
The carrying value of inventories approximates their fair value.

21.	Rent and other receivables
The accounting policy applicable to rent and other receivables is set out in Note 3P(i)(b).

	31 December 2016	31 December 2015
	£m	£m
Current
Rent and trade receivables	13.8	9.0
Prepayments and other receivables	9.7	6.6
Straight line rent	6.9	3.1
VAT receivable	2.1	7.4
Deposits paid	-	1.7
Prepaid borrowing costs on undrawn facility	-	0.6
	32.5	28.4

The Group’s exposure to credit risks and impairment losses related to rent and other receivables is disclosed in Note 27C(iii).
A. Deposits paid
At 31 December 2016 deposits totalling £Nil (31 December 2015: £1.7 million) were paid on executing the purchase agreements for a number of acquisitions.
B. Rent and trade receivables
The Group does not typically extend credit terms to its investment property tenants, instead requiring them to pay in advance. Consequently the Group is not exposed to a significant credit risk. Rent for investment property falls due on contractual quarter days. Rent and service charge receivables are non-interest bearing and are typically due within 30 days.

Rent on tenanted residential property falls due monthly and is also payable in advance.
The Group’s exposure to credit risk in its hotel operations is influenced mainly by the individual characteristics of each customer. There is no concentration of credit risk or dependence on individual customers. Management of the hotels has a credit policy in place and the exposure to credit risk is monitored on an ongoing basis.
At 31 December 2016 the maximum exposure to credit risk for rent and trade receivables was £14.5 million (December 2015: £9.2 million).

(i). Aged rent and trade receivables
I. 31 December 2016

	Gross	Allowance for impaired balances	Net
	£m	£m	£m

Current	11.5	-	11.5
Due 31 – 60 days	0.4	-	0.4
Due 61 – 90 days	0.1	-	0.1
Due 91 – 120 days	1.2	(0.2)	1.0
Due 121 days and more	1.3	(0.5)	0.8
	14.5	(0.7)	13.8
II. 31 December 2015

	Gross	Allowance for impaired balances	Net
	£m	£m	£m

Current	6.5	-	6.5
Due 31 – 60 days	0.6	-	0.6
Due 61 – 90 days	0.8	-	0.8
Due 91 – 120 days	0.5	-	0.5
Due 121 days and more	0.8	(0.2)	0.6
	9.2	(0.2)	9.0
Allowances for impaired balances are calculated on the basis of management’s knowledge of the tenants, business and the market.
(ii). Allowance for impaired balances
The table below provides a reconciliation of changes in allowances for impaired balances:

	31 December 2016	31 December 2015
	£m	£m

Opening balance	0.2	0.5
Additions	0.7	1.2
Written off as a bad debt	(0.1)	(0.2)
Released	(0.1)	(1.3)
Closing balance	0.7	0.2

The Board believes that the unimpaired amounts that are past due by more than 30 days are still collectible in full, based on historical payment behaviour.

22.	Cash and cash equivalents
The accounting policy applicable to cash and cash equivalents is set out in Note 3P(i)(a).

	31 December 2016	31 December 2015
	£m	£m
Current
Cash at bank and on hand	210.0	146.1
Short-term deposits	246.5	180.4
Cash and cash equivalents in the consolidated balance sheet	456.5	326.5
Cash and cash equivalents in the consolidated cash flow statement	456.5	326.5

The fair value of cash and cash equivalents at 31 December 2016 and 31 December 2015 approximates to its carrying value. There is no significant concentration of credit risk with respect to cash and cash equivalents, as the Group holds cash accounts with a number of major financial institutions where credit risk is not considered significant. The credit ratings of the financial institutions where the Group holds its balances are all investment grade according to Moodys’ ratings.
Cash at bank earns interest at floating rates based on daily bank deposit rates. Short-term deposits are made for varying periods of between one day and three months, depending on the immediate cash requirement of the Group and earn interest at the respective short-term deposit rates. The effective interest rate on short-term deposits was 0.197% at 31 December 2016 (December 2015: 0.153%). All deposits are immediately available.

23.	Trade and other payables
The accounting policy applicable to trade and other payables is set out in Note 3P(ii).

	31 December 2016	31 December 2015
	£m	£m

Trade creditors and accruals	38.1	37.7
Corporate and income taxes	9.2	10.3
VAT payable	7.1	18.6
Security deposits	5.6	3.8
Other liabilities	1.3	1.5
	61.3	71.9

Current	58.2	68.6
Non-current	3.1	3.3
	61.3	71.9

Trade creditors and accruals primarily comprise amounts outstanding for trade purchases and ongoing costs. All amounts are interest-free.
Information about the Group’s exposure to currency risk is included in Note 27C(ii)(b) and liquidity risk is included in Note 27C(iv).

24.	Deferred income
The accounting policy applicable to deferred income is set out in Note 3P(ii).

	31 December 2016	31 December 2015
	£m	£m
Current
Deferred rental income	31.8	29.8
Prepaid rent	4.9	1.6
	36.7	31.4

25.	Borrowings
The accounting policies applicable to borrowings are set out in Notes 3C(i) – (ii), Note 3P(ii), Note 27 and the fair value disclosures set out in Note 5D.

	31 December 2016	31 December 2015
	£m	£m

Secured	721.8	841.3
Unsecured	969.5	594.8
	1,691.3	1,436.1
Unamortized borrowing costs, bonds discounts and bond premia	(14.1)	(21.8)
	1,677.2	1,414.3

Disclosed as:
Current	0.6	0.3
Non-current	1,676.6	1,414.0
	1,677.2	1,414.3

A. Reconciliation of carrying value
Movements in the Group’s borrowings are analysed in the following table.

	31 December 2016	31 December 2015
	£m	£m

Opening balance	1,414.3	545.9
Principal repayments on secured debt	(230.0)	(50.6)
Draw down of new secured debt	67.1	351.2
Proceeds on issue of £300.0 million 3.95% unsecured 7 year bond	-	295.2
Proceeds on £200.0 million tap of £300.0 million 3.95% unsecured 7 year bond	200.0	-
Proceeds on issue of €400.0 million 3.25% unsecured 10 year bond	-	279.3
Proceeds on €150.0 million tap of €400.0 million 3.25% unsecured 10 year bond	118.6	-
Premium on bond tap and note tap	5.9	-
Borrowing costs incurred	(3.3)	(8.6)
Amortization of borrowing costs and bond discounts, net of accretion of premia from bond and note taps	6.2	3.7
Effects of translation to presentation currency	98.4	(1.8)
Closing balance	1,677.2	1,414.3

The tables above, together with the analysis set out in Notes 25B, 25C and 25D include unamortized borrowing costs which will be released to the consolidated income statement over the period of the associated borrowing. The analysis set out in Notes 25E and 25H excludes the effect of deducting unamortized borrowing costs.

B. Secured borrowings
I. 31 December 2016

	Draw down date[1]	Effective interest rate	Maturity	Fair value[2]	Book value[2]
		%		£m	£m

£184.0 million mortgage borrowing	24 September 2014	Libor + 1.80%	December 2019	164.9	167.3
€264.0 million mortgage borrowing	17 December 2014	Euribor + 2.125%	December 2019[3]	205.7	205.4
£116.6 million mortgage borrowing	31 January 2015	Libor + 2.50%	30 January 2018	45.7	45.6
£70.7 million mortgage borrowing	31 January 2015	2.90%	30 January 2020	72.4	70.4
£165.0 million mortgage borrowing	31 January 2015	2.91%	30 January 2023	167.4	161.0
€37.25 million mortgage borrowing[4]	22 January 2016	Euribor + 1.60%	29 December 2030	31.6	30.6
€50.0 million mortgage borrowing[4]	1 March 2016	Euribor + 1.60%	1 March 2031	37.0	36.0
				724.7	716.3
Unamortized borrowing costs (included above)					5.5
					721.8
Footnotes:

1.	Draw down date or date of acquisition, whichever is later.

2.
The fair value of floating rate borrowings have been established using an equivalent market value established by the Investment Manager determining the equivalent credit spread for this debt at the balance sheet date. The fair value of fixed rate borrowings have been calculated using a discounted cash flow approach.

3.	This facility contains two options to extend the maturity date by one year each upon satisfaction of the conditions per the facility agreement and payment of a 0.2% extension fee.

4.	Amortising loan.

II. 31 December 2015

	Draw down date[1]	Effective interest rate	Maturity	Fair value[2]	Book value[2]
		%		£m	£m
As at 31 December 2015
€58.2 million mortgage borrowing	24 June 2014	Euribor + 2.75%	March 2019	35.5	34.6
£127.0 million mortgage borrowing	7 August 2014	Libor + 1.90%	October 2019[3]	101.7	100.0
£184.0 million mortgage borrowing	24 September 2014	Libor + 1.80%	December 2019	171.1	174.2
€264.0 million mortgage borrowing	17 December 2014	Euribor + 2.125%	December 2019[4]	194.6	193.3
£116.6 million mortgage borrowing	31 January 2015	Libor + 2.50%	30 January 2018	98.2	98.5
£70.7 million mortgage borrowing	31 January 2015	2.90%	30 January 2020	70.3	70.3
£165.0 million mortgage borrowing	31 January 2015	2.91%	30 January 2023	158.3	160.8
€3.1 million mortgage borrowing[5]	19 May 2015	2.92%	1 September 2037	2.3	2.3
				832.0	834.0
Unamortized borrowing costs (included above)					7.3
					841.3
Footnotes:

1.	Draw down date or date of acquisition, whichever is later.

2.
The fair value of floating rate borrowings have been established using an equivalent market value established by the Investment Manager determining the equivalent credit spread for this debt at the balance sheet date. The fair value of fixed rate borrowings have been calculated using a discounted cash flow approach.

3.
This facility contains two options to extend the maturity date by one year each upon 90 to 120 days prior notice, satisfaction of the conditions per the facility agreement and payment of a 0.125% extension fee.

4.	This facility contains two options to extend the maturity date by one year each upon satisfaction of the conditions per the facility agreement and payment of a 0.2% extension fee.

5.	Amortising loan.
The Group also has access to an €8.0 million facility in connection with a Spanish asset. This facility is currently undrawn and it will expire on 29 December 2020.
Debt service is payable quarterly on all secured borrowings.

C. Bonds and notes
I. 31 December 2016

	Issue date	Effective interest rate	Maturity	Fair value[1]	Book value[1]
		%		£m	£m

£500.0 million 3.95%, 7 year unsecured bond	30 June 2015	3.95%	30 June 2022	509.4	497.3
€550.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	478.7	464.1
				988.1	961.4
Unamortized borrowing costs, discounts and premia					8.1
					969.5
II. 31 December 2015

	Issue date	Effective interest rate	Maturity	Fair value[1]	Book value[1]
		%		£m	£m

£300.0 million 3.95%, 7 year unsecured bond	30 June 2015	3.95%	30 June 2022	295.1	293.5
€400.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	294.3	287.9
				589.4	581.4
Unamortized borrowing costs and discounts					13.4
					594.8
Footnote:

1.	The fair value of each of the unsecured bonds and notes has been calculated using the quoted market price as at 31 December 2015.

(i). £500.0 million 3.95% senior unsecured bond due 2022
(a). Bond tap
On 19 September 2016, the Company completed a tap of this bond for an aggregate principal amount of £200.0 million. This bond tap will be aggregated with the £300.0 million bond and together they will form a single series. The tap was issued at a yield of 3.572% and will mature on 30 June 2022. They were rated BBB (outlook stable) by Standard & Poor’s.
(ii). Multi-currency Euro Medium Term Note Programme (‘EMTN Programme’)
On 5 November 2015 the Group announced the establishment of a £2.0 billion EMTN Programme. Under the EMTN Programme, the Group may issue, from time to time, up to £2.0 billion of various types of debt securities in certain markets and currencies.
The EMTN Programme was assigned a rating of BBB by Standard & Poor’s.

(a). Note tap
On 19 April 2016, the Company completed a tap of this note for an aggregate principal amount of €150.0 million. This note tap will be aggregated with the €400.0 million bond and together they will form a single series. The tap was issued at a yield of 3.039% and will mature on 12 November 2025. They were rated BBB (outlook stable) by Standard & Poor’s.
Interest on the unsecured standalone bonds is payable annually on the anniversary of draw down.

D. Revolving credit facility
I. 31 December 2016

	Draw down date	Effective interest rate	Maturity	Fair value	Book value
		%		£m	£m

£225.0 million revolving credit facility	29 August 2014	n/a	29 August 2017	(0.5)	(0.5)
				(0.5)	(0.5)
II. 31 December 2015

	Draw down date	Effective interest rate	Maturity	Fair value	Book value
		%		£m	£m

£225.0 million revolving credit facility	29 August 2014	n/a	29 August 2017	(1.2)	(1.2)
				(1.2)	(1.2)
The £225.0 million RCF is unsecured and attracts a floating rate interest. Any portion of the RCF utilised in Euro will bear interest at a rate of Euribor plus a margin which ratchets between 160 bps and 260 bps depending on the Group LTV, whilst any portion of the RCF which is utilised in Pound Sterling will bear interest at a rate of Libor plus a margin which ratchets between 160 bps and 260 bps depending on the Group LTV.
At 31 December 2016 and 31 December 2015, and as at the date of the consolidated financial statements, the RCF was undrawn.
The Group incurs non-utilisation fees on the undrawn portion of the RCF. At 31 December 2016 the weighted average charge on the undrawn facilities was 55 bps (December 2015: 55 bps).
E. Maturity profile of borrowings
The maturity profile of the Group’s borrowings is as follows:

	31 December 2016	31 December 2015
	£m	£m

Due within one year	0.6	0.3
Due between two and five years	498.2	677.3
Due between six and ten years	1,158.8	757.1
Due greater than ten years	33.7	1.4
Closing balance	1,691.3	1,436.1

F. Collateral
The borrowings set out in Note 25B are secured by fixed charges over certain investment and development property assets. The fair value of investment and development property over which security has been granted is £1,250.1 million (December 2015: £1,567.8 million).
The RCF and the Group’s bonds are unsecured.

G. Valuation
The fair values of the Group’s mortgage debt have been estimated by calculating the present value of the future cash flows, using appropriate market discount rates and are deemed to be valued within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5D).
The fair value of the Group’s bonds and notes have been estimated with reference to the market value of these instruments at the balance sheet date and are deemed to be valued within Level 2 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5D).
H. Interest rate profile of borrowings
I. 31 December 2016

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period for which rate is fixed	Weighted average period to maturity
	£m	£m	£m	%	Years	Years

Gross borrowings in: Pound Sterling	946.8	214.4	732.4	3.23	7.0	4.8
Euro	744.5	275.1	469.4	2.79	10.0	7.7
	1,691.3	489.5	1,201.8	3.03	8.2	6.1
II. 31 December 2015

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period for which rate is fixed	Weighted average period to maturity
	£m	£m	£m	%	Years	Years

Gross borrowings in: Pound Sterling	909.3	376.9	532.4	2.92	7.0	5.1
Euro	526.8	229.7	297.1	2.80	10.0	7.2
	1,436.1	606.6	829.5	2.88	8.0	5.9

The Group enters into derivative financial instruments to provide an economic hedge of its interest rate risk. Further details on interest rate risk are included in Note 27C(ii)(a) and the interest rate derivatives are disclosed in Note 26.
I. Financial covenants
Under the financial covenants relating to the bonds, the Group has to ensure that:

•	consolidated net indebtedness (as defined in the applicable bond prospectus) does not exceed 60% of the total asset value;

•	consolidated secured indebtedness (less cash and cash equivalents) does not exceed 50% of total asset value;

•	interest coverage ratio to be at least 1.5 to 1.0; and

•	unencumbered assets are not less than 125% of the unsecured indebtedness (less cash and cash equivalents).

Under the financial covenants relating to the RCF, the Group has to ensure that:

•	consolidated net indebtedness (as defined in the revolving loan agreement) does not exceed 60% of the total asset value;

•
a minimum fixed charge coverage ratio where consolidated earnings before interest, tax, depreciation and amortization to consolidated fixed charges is not less than 1.9 to 1.0 for the last four quarters;

•	a maximum secured recourse indebtedness for consolidated secured recourse debt does not exceed 2.5% of total asset value at any time; and

•	unencumbered assets are not less than 125% of the unsecured indebtedness (less cash and cash equivalents).
The secured borrowings are subject to various financial covenants including LTV and debt service coverage ratios, all of which were met throughout the year.

26.	Derivative financial instruments
The accounting policy applicable to derivative financial instruments is set out in Note 3P(iii) and the fair value disclosures set out in Note 5E.

	31 December 2016	31 December 2015
	£m	£m
Non-current assets
Interest rate caps not designated as hedges	0.3	0.9
Foreign currency forward contracts designated as net investment hedges	-	9.7
	0.3	10.6
Non-current liabilities
Zero cost foreign currency options designated as net investment hedges	(17.3)	(2.3)
Interest rate cross currency swaps designated as net investment hedges	(32.4)	(7.8)
Foreign currency forward contracts designated as net investment hedges	(4.6)	-
	(54.3)	(10.1)
	(54.0)	0.5

The Group has entered into interest rate cap contracts with notional amounts of £218.1 million (December 2015: £218.6 million) on Sterling-denominated debt and €297.9 million (£254.3 million) (December 2015: €227.5 million or £167.7 million) on Euro-denominated debt. The caps are used to hedge the exposure to the variable interest rate payments on mortgage borrowings.
The Group has also entered into foreign currency forward contracts and zero cost foreign currency options with notional amounts of €563.8 million (£447.0 million) to hedge its net investment in Euro operations (December 2015: €310.0 million or £240.1 million). The Group also entered into a cross currency swap to convert a portion of the proceeds from its £300.0 million debut senior unsecured bond into Euro. This transaction swapped £150.0 million of the bond into €210.8 million Euro-equivalent debt and subsequently carries an equivalent annual coupon rate of 3.76%.
A. Valuation process
All derivatives are initially measured at fair value at the date the derivative is entered into and are subsequently re-measured at fair value (Note 5E). Foreign currency forward contracts, zero premium foreign currency options and cross-currency swaps are designated as net investment hedges of the investment in foreign operations. Foreign currency forward contracts, cross currency swaps and foreign currency zero premium options have been highly effective with no ineffectiveness recorded. Therefore movements in their fair value (with the exception of the time value of zero premium options) are recognized directly in OCI rather than the income statement and offset the impact of retranslating the related foreign currency subsidiary balance sheet at appropriate closing rates at each reporting date, as required by IAS 21 The Effects of Changes in Foreign Exchange Rates. In line with IAS 39 Financial Instruments: Recognition and Measurement, movements in the fair value of zero premium foreign exchange options are recognized directly in profit or loss.

The fair values of the Group’s outstanding derivative contracts have been estimated by calculating the present value of the future cash flows, using appropriate market discount rates. This valuation technique falls within Level 2 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5E).

27.	Financial instruments - fair value and risk management
The accounting policy applicable to financial instruments is set out in Note 3P and the fair value disclosures set out in Note 5.
A. Accounting classifications and fair values
The following table shows the book values and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.
I. 31 December 2016

	Carrying value	Fair value	Fair value through the profit and loss	Fair value hedging instruments	Other financial liabilities	Level 1	Level 2	Level 3
	£m	£m	£m	£m	£m	£m	£m	£m

Loans secured by real estate	67.6	67.6	67.6	-	-	-	-	67.6
Derivative financial assets	0.3	0.3	0.3	-	-	-	0.3	-
Total financial assets disclosed at fair value	67.9	67.9	67.9	-	-	-	0.3	67.6

Borrowings	1,677.2	1,712.8	-	-	1,712.8	-	988.1	724.7
Derivative financial liabilities	54.3	54.3	-	54.3	-	-	54.3	-
Total financial liabilities disclosed at fair value	1,731.5	1,767.1	-	54.3	1,712.8	-	1,042.4	724.7

II. 31 December 2015

	Carrying value	Fair value	Fair value through the profit and loss	Fair value hedging instruments	Other financial liabilities	Level 1	Level 2	Level 3
	£m	£m	£m	£m	£m	£m	£m	£m

Loans secured by real estate	179.2	179.2	179.2	-	-	-	-	179.2
Derivative financial assets	10.6	10.6	0.9	9.7	-	-	10.6	-
Total financial assets disclosed at fair value	189.8	189.8	180.1	9.7	-	-	10.6	179.2

Borrowings	1,414.3	1421.4	-	-	1,421.4	-	589.4	832.0
Derivative financial liabilities	10.1	10.1	-	10.1	-	-	10.1	-
Total financial liabilities disclosed at fair value	1,424.4	1,431.5	-	10.1	1,421.4	-	599.5	832.0

B. Measurement of fair values
The fair value of rent and other receivables, cash and cash equivalents, and trade and other payables approximate their carrying value and they are carried at amortized cost.
C. Financial risk management
The Group’s activities expose it to a variety of financial risks:

•	market risk (including interest rate risk and foreign currency risk);

•	credit risk; and

•	liquidity risk.
This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital.
There have been no changes in any risk management policies since 31 December 2015.
(i). Risk management framework
The Investment Manager oversees the management of these risks. All derivative activities for risk management purposes are carried out by specialist teams that have the appropriate skills, experience and supervision.
The Board (through the Audit Committee) reviews and agrees policies for managing each of these risks which are summarised below. The Group’s risk management policies are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group’s activities.
The Audit Committee oversees how the Investment Manager monitors compliance with the Group’s risk management policies and procedures, and reviews the adequacy of the risk management framework in relation to the risks faced by the Group.

(ii). Market risk
Market risk is the risk that the fair values of financial instruments will fluctuate because of changes in market prices, due to interest rate risk, foreign exchange risk and other price risks. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising returns.
(a). Interest rate risk
Interest rate risk is the risk that the future cash flows or fair value of a financial instrument will fluctuate because of changes in market interest rates. Borrowings at variable rates expose the Group to cash flow interest rate risk whereas borrowings at fixed rates expose the Group to fair value interest rate risk. The Group is exposed to interest rate risk as entities within the Group borrow funds at both fixed and floating interest rates, as set out in Note 25H. The risk is managed by maintaining an appropriate mix between fixed and floating rate borrowings, and interest rate caps which it agrees to receive at specified intervals, the difference between variable rate interest amounts and the capped interest rate by reference to an agreed-upon notional principal amount, as well as cross-currency swaps. Hedging activities are evaluated regularly to align with interest rate views and defined risk appetite; ensuring optimal hedging strategies are applied by either positioning the balance sheet or protecting interest expense through different interest rate cycles.
At 31 December 2016, after taking into account the effect of interest rate caps and the cross-currency swap, 71% of the Group’s floating rate borrowings were hedged (December 2015: 64%).
In managing interest rate risk, the Group aims to reduce the impact of short term fluctuations on the Group’s earnings, without jeopardising its flexibility. Over the longer term, changes in interest rates may have an impact on consolidated earnings.

The sensitivity analysis below has been determined based on the exposure to interest rates for both non-derivative and derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes in interest rates. For the floating rate liabilities, the analysis has been prepared assuming that the amount of the liability at each of 31 December 2016 and 31 December 2015 were outstanding for an entire year. The sensitivity has been calculated by applying the interest rate change to the variable rate borrowings, net of interest-rate caps and cash and cash equivalents.

	Impact on profit		Impact on net asset value
	31 December 2016	31 December 2015	31 December 2016	31 December 2015
	£m	£m	£m	£m
Increase of 100 bps	(1.5)	(3.7)	(1.5)	(3.7)
Decrease of 100 bps	0.3	1.9	0.3	1.9
Increase of 200 bps	(3.8)	(7.1)	(3.8)	(7.1)
Decrease of 200 bps	0.3	1.9	0.3	1.9
The Group is also exposed to interest rate risk on its cash and cash equivalents. These balances attract low interest rates and therefore a relative increase or decrease in their respective interest rates would not have a material impact on profit or loss.
(b). Foreign currency risk
The Group has operations in Europe which transact business denominated mostly in Euro. There is currency exposure caused by translating the local trading performance and local net assets into Pound Sterling for each financial period and at each reporting date. The Group does not have foreign currency trading with cross border flows. The Group hedges a majority of its foreign currency assets naturally by funding them with borrowings in Euro and aims to ensure that it has no material unhedged net assets or liabilities denominated in a foreign currency. Profit translation is not hedged.
There are no other significant foreign currency risks impacting the Group.
The Group’s net investment translation exposure (including the impact of derivative financial instruments) is summarised below:

	31 December 2016	31 December 2015
	£m	£m

Gross foreign currency assets	1,407.3	1,129.7
Gross foreign currency liabilities	(1,165.0)	(944.0)
Net exposure	242.3	185.7

Gross currency liabilities include the nominal amount of £447.0 million (December 2015: £383.9 million) of foreign exchange derivatives designated as net investment hedges. The Group has entered into a number of foreign exchange contracts including forward contracts, options and a cross-currency swap to sell €563.8 million (December 2015: €520.8 million) and buy Pound Sterling.

The sensitivity below has been determined based on the exposure to foreign exchange rates for derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes to the fair value of the Group’s cross-currency swaps as a result of possible changes in sterling to euro foreign exchange rates:

	Impact on profit		Impact on net asset value
	31 December 2016	31 December 2015	31 December 2016	31 December 2015
	£m	£m	£m	£m
250 bps strengthening in exchange spot rate	(0.8)	(0.5)	(4.4)	(4.8)
250 bps weakening in exchange spot rate	0.8	0.5	4.4	4.8
500 bps strengthening in exchange spot rate	(1.5)	(0.9)	(8.6)	(9.7)
500 bps weakening in exchange spot rate	1.5	0.9	8.6	9.7

(iii) Credit risk
Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risks from both its leasing activities and financing activities, including deposits with banks, and derivatives. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial asset.
(a). Rent and other receivables
Credit risk is managed by requiring tenants to pay rentals in advance. A credit assessment is carried out prior to the inception of a lease with a new counterparty and is used to determine the size of the deposit required from that tenant at inception. Rent collection is outsourced to managing agents who report regularly on payment performance. The Group has a diverse portfolio and there is no concentration of credit risk within the lease portfolio to any business sector or individual company.
At 31 December 2016, the Group has circa 485 unique tenants (excluding residential tenancies) in 211 commercial assets (December 2015: 550 tenants in 277 properties).
As at 31 December 2016, the 10 largest single tenants generate approximately 34.5% of annualised rent (December 2015: 28.8%).
As such the credit risk attributable to individual tenants is low. Rent receivables (which include unpaid rent) were approximately 0.4% of total assets at 31 December 2015 (December 2015: 0.3%). Outstanding tenants’ receivables are regularly monitored. The directors are of the view that the credit risk associated with unpaid rent is low owing to the long term nature and diversity of the Group’s tenancy arrangements.
Arrears are monitored regularly, and discussed at least monthly by the Investment Manager Group’s internal property management team and a strategy for dealing with significant potential defaults is presented on a timely basis by the property managers. The Group establishes an allowance for impairment that represents its estimate of incurred losses in respect of rent, trade and other receivables. An analysis of the movements in the allowance for impaired balances is set out in Note 21B(ii). The Group’s debtor recovery is consistently high and as such is deemed a low risk area.
The maximum exposure to credit risk of tenant and other receivables by geographic region at each balance date was as follows:

	31 December 2016	31 December 2015
	£m	£m

United Kingdom	5.2	7.7
Ireland	1.6	1.3
Rest of Europe	7.7	0.2
	14.5	9.2

(b). Cash and cash equivalents
Credit risk from balances with banks is managed by the Investment Manager Group in accordance with the Investment Policy. Investments of surplus funds are made to avoid undue concentration of risks and therefore mitigate financial loss through potential counterparty failure. Cash deposits are held with investment grade rated banks which are rated Ba1 to A1, based on Moodys’ ratings.
The Group’s exposure and credit ratings of its counterparties are monitored by the Investment Manager Group throughout the period.
(c). Loan secured by real estate
Interest income is accreted to the profit or loss using the effective interest rate method. The security underlying these loans includes certain hotel assets in the United Kingdom, together with certain commercial buildings, retail premises and residential assets in the Republic of Ireland. Loans secured by real estate are carried at fair value. At 31 December 2016, the value of the underlying collateral was £69.9 million (December 2015: £173.2 million). See further details in Note 18A.
(d). Derivatives
The derivatives are entered into with bank and financial institution counterparties, which are rated Ba1 to A1, based on Moodys’ ratings.
(iv). Liquidity risk
Liquidity risk is the risk that the Group will not be able to meets its financial obligations as they fall due.
Prudent liquidity management implies maintaining sufficient cash, the availability of funding through adequate amounts of committed credit facilities and the ability to close out market positions. The Group’s policy is to seek to minimise its exposure to liquidity risk by managing its exposure to interest rate risk and to refinancing risk. The Group seeks to borrow for as long as possible at the lowest cost.
The Group’s approach to monitoring its liquidity includes daily cash flow review and forecasting, and monthly monitoring of the maturity profile of debt, by the Investment Manager. This is also reviewed each quarter by the Board. The Group’s objective is to maintain a balance between continuity of funding and flexibility through the use of bank deposits, borrowings and bond financing.
A key factor in ensuring existing facilities remain available to the Group is the borrowing entity’s ability to meet the relevant facility’s financial covenants. The Group has a process to monitor regularly both current and projected compliance with its financial covenants.
(a). Revolving credit facility
The Group maintains a £225.0 million multi-currency RCF. For any portion of the facility utilised in

•	Euro, the interest rate is calculated by reference to Euribor plus a margin, and/or

•	Pound Sterling, the interest rate is calculated by reference to Libor plus a margin.
The applicable margin ranges between 160 bps and 260 bps, depending on the value of certain financial covenants measured at the time of draw down. At 31 December 2016 and as at the date of the consolidated financial statements the RCF was undrawn.
(b). EMTN Programme
On 5 November 2015 the Group announced the establishment of a £2,000.0 million EMTN Programme. Under the EMTN Programme, the Group may issue, from time to time, up to £2,000.0 million of various types of debt securities in certain markets and currencies.
The table below summarises the contractual undiscounted cash flows payable under financial liabilities, derivative financial instruments and trade and other payables existing at the balance sheet date. Contracted cash flows are based on the loan balances and applicable interest rates payable on these at year end.

I. 31 December 2016

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
	£m	£m	£m	£m	£m	£m

Secured borrowings	5.5	14.4	64.3	480.8	238.1	803.1
£500.0 million 3.95% 7 year unsecured bond[1]	-	18.8	18.8	56.4	539.4	633.4
€550.0 million 3.25% 10 year unsecured note[2]	-	15.3	15.3	45.8	530.5	606.9
Derivative financial instruments	-	-	3.9	18.0	32.4	54.3
Trade and other payables	25.9	2.7	0.2	1.3	1.6	31.7
	31.4	51.2	102.5	602.3	1,342.0	2,129.4
Footnotes:

1.
On 19 September 2016 the Company issued a further £200.0 million 3.95% senior unsecured bond as a tap to the original £300.0 million 3.95% senior unsecured bond issued on 30 June 2015. See Note 25C(i)(a).

2.
On 19 April 2016 the Company issued a further €150.0 million 3.25% senior unsecured note as a tap to the original €400.0 million 3.25% senior unsecured note issued on 12 November 2015. See Note 25C(ii)(a).

II. 31 December 2015

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
	£m	£m	£m	£m	£m	£m

Secured borrowings	5.6	17.4	23.3	716.6	174.6	937.5
£300.0 million 3.95% 7 year unsecured bond	-	10.2	10.2	30.6	320.7	371.7
€400.0 million 3.25% 10 year unsecured note	-	9.6	9.6	28.7	342.7	390.6
Derivative financial instruments	-	-	-	2.3	7.8	10.1
Trade and other payables	30.0	1.6	1.7	1.1	0.7	35.1
	35.6	38.8	44.8	779.3	846.5	1,745.0

The Group has two, one-year options to extend the maturity date of certain of its borrowings (Note 25B).

(v). Capital management
The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern and as such it aims to maintain a prudent mix between borrowings and equity financing. The Group’s capital structure comprises equity attributable to shareholders of the Company (Note 28), borrowings (Note 25) and cash and cash equivalents (Note 22). Equity comprises issued share capital, reserves and retained earnings as disclosed in the consolidated statement of changes in equity. Borrowings comprise term loan facilities, a revolving credit facility and unsecured bonds.
Save for the currently undrawn RCF and the bonds, the remaining Group borrowings are secured on specific portfolios and are non–recourse to the Group as a whole
The Group is not subject to any externally imposed capital requirements.
The Board monitors the return on capital as well as the level of dividends to ordinary shareholders. Dividends are approved by the Board on an interim basis.
(a). Net debt

	31 December 2016	31 December 2015
	£m	£m
Borrowings (Note 25)	1,677.2	1,414.3
Add: Unamortized borrowing costs (Note 25)	14.1	21.8
	1,691.3	1,436.1
Cash and cash equivalents (Note 22)	(456.5)	(326.5)
Net debt (excluding unamortized borrowing costs)	1,234.8	1,109.6

(b). Portfolio value

	31 December 2016	31 December 2015
	£m	£m
Investment and development property (Note 17)	2,741.6	2,554.3
Loans secured by real estate (Note 18)	67.6	179.2
Property, plant and equipment (Note 19)	73.0	59.2
	2,882.2	2,792.7

(c). Loan to value

	31 December 2016	31 December 2015
	£m	£m
Portfolio value	2,882.2	2,792.7
Net debt (excluding unamortized borrowing costs)	1,234.8	1,109.6
Loan to value %	42.8	39.7

28.	Stated capital
The accounting policy applicable to stated capital is set out in Note 3R.
A. Authorised share capital

Ordinary shares Number
Authorised
Ordinary shares	Unlimited

Ordinary shares issued and fully paid
Shares in issue at 1 January 2016	135,933,938
Ordinary shares bought back and cancelled as part of the Company’s share buyback programme	(9,800,531)
At 31 December 2016	126,133,407
£m
As at 1 January 2016	1,322.2
Ordinary shares bought back as part of the Company’s share buyback programme	(100.1)
At 31 December 2016	1,222.1

The Company has unlimited authorised share capital of no par value.
The issued and fully paid-up ordinary shares rank equally. The holders of the ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company.
During the year ended 31 December 2015, the Company undertook a share buyback programme. A total of 9,800,531 shares were bought back and cancelled at an average price per share of £10.20. The total consideration paid for shares acquired under the buyback programme, including commissions paid was £100.1 million.
The shares purchased for cancellation are deducted from Stated Capital at the total consideration paid.

B. Number of shares in issue

	Number of shares	Weighted average number of shares
Year ended 31 December 2015
Number of shares in issue at 1 January 2015	135,283,293	135,283,293
Ordinary shares issued on 26 February 2015 to partially settle the investment management fee for the period ending 31 December 2014	163,478	137,949
Ordinary shares issued on 7 May 2015 to partially settle the investment management fee for the period ending 31 March 2015	155,201	101,200
Ordinary shares issued on 6 August 2015 to partially settle the investment management fee for the period ending 30 June 2015	165,947	66,379
Ordinary shares issued on 5 November 2015 to partially settle the investment management fee for the period ending 30 September 2015	166,019	25,017
Number of ordinary shares in issue at 31 December 2015	135,933,938
Weighted average number of ordinary shares in issue for the year ending 31 December 2015	n/a	135,613,838

Year ended 31 December 2016
Number of shares in issue at 1 January 2016	135,933,938	135,933,938
Ordinary shares bought back and cancelled as part of the Company’s share buyback programme	(9,800,531)	(1,569,313)
Number of ordinary shares in issue at 31 December 2016	126,133,407	n/a
Weighted average number of ordinary shares in issue for the year ending 31 December 2016	n/a	134,364,625

29.	Dividends
The accounting policy applicable to dividends is set out in Note 3I.

	Per share dividend amount	Date of payment of dividend	Year ending 31 December 2016	Year ending 31 December 2015
			£m	£m

Interim dividend	7 pence	20 March 2015	-	9.5
Interim dividend	8 pence	29 May 2015	-	10.8
Interim dividend	10 pence	28 August 2015	-	13.6
Interim dividend	10 pence	27 November 2015	-	13.6
Interim dividend	12 pence	31 March 2016	16.3	-
Interim dividend	12 pence	23 May 2016	16.3	-
Interim dividend	12 pence	31 August 2016	16.3	-
Interim dividend	12 pence	30 November 2016	15.5	-
			64.4	47.5

30.	Reserves
The accounting policies applicable to reserves are set out in Notes 3C(i) - (ii), Note 3K and Note 3Q.
A. Foreign currency translation reserve
The foreign currency translation reserve comprises all foreign currency differences arising from the translation of the financial statements of foreign operations, as well as the effective portion of any foreign currency differences arising from hedges of a net investment in a foreign operation.
B. Revaluation reserve
The revaluation reserve relates to the revaluation of land and buildings.
C. Share-based payment reserve
The share-based payments reserve comprises the value of rights in respect of share-based payment arrangements relating to certain investment management fees (Note 31A(i)).
The share-based payment reserve also comprises the value of rights in respect of the performance fee arrangements determined in accordance with the investment management agreement (Note 31A(ii)).

31.	Related party transactions
A. Parent and ultimate controlling party
The Company’s parent and ultimate controlling party is Kennedy-Wilson Holdings, Inc. (‘KWI’). This is by virtue of the Investment Manager, an indirect wholly owned subsidiary of KWI, acting as investment manager to the Company in accordance with the terms of the investment management agreement between the Investment Manager and the Company, and the Investment Manager being entitled to receive certain management and performance fees.
In addition, KWI (through its subsidiaries) holds 29,769,435 (23.6%) shares in the Company at 31 December 2016 (December 2015: 24,675,597 or 18.2%).
(i). Investment management fee

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Investment management fee settled in cash	16.3	9.6	4.2
Investment management fee settled through the issuance of new ordinary shares	-	5.6	4.2
	16.3	15.2	8.4
Number of new ordinary shares issued to settle investment management fee	-	650,645	244,781
The Investment Manager, pursuant to the terms of an investment management agreement with the Company, is entitled to receive an investment management fee from the Company at an annual rate of 1.0% of the EPRA NAV of the Company, payable quarterly in arrears. The investment management fee is payable 50% in cash and the remaining 50% through the issuance of new ordinary shares in the Company to the value of that 50% fee portion, unless:

•	to the extent restricted by law or regulation (in which case it is payable in cash); or

•
the average closing price of the Company’s ordinary shares over the 20 days prior to the invoice date for the relevant fee is lower than the last reported NAV per ordinary share in which case the investment management fee is to be settled insofar as possible by the purchase of ordinary shares in the market at a price per ordinary share no greater than the last reported NAV per ordinary share and otherwise by the issuance of new ordinary shares at a price per share equal to the last reported NAV per ordinary share, up to an aggregate amount equal to the cash equivalent of that 50% fee portion.

The investment management fees were as follows:

•
for the quarter ended 31 December 2015, the investment management fee payable to the Investment Manager totalled £4.1 million. Of this amount £1.9 million cash was paid on 31 December 2015. The remaining £2.2 million was satisfied by the Company through a cash payment of circa £0.1 million, and the share-based element of £2.1 million was satisfied by the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 1 March 2016, 184,165 shares were acquired to settle the share-based element of the investment management fee.

•
for the quarter ended 31 March 2016, the investment management fee payable to the Investment Manager totalled £4.0 million. Of this amount £2.0 million cash was paid on 31 March 2016. The remaining £2.0 million share-based element was satisfied by the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 6 May 2016, 185,627 shares were acquired to settle the share-based element of the investment management fee.

•
for the quarter ended 30 June 2016, the investment management fee payable to the Investment Manager totalled £4.2 million. Of this amount £2.1 million cash was paid on 29 June 2016. The remaining £2.1 million share-based element was satisfied through the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 5 August 2016, 215,534 shares were acquired to settle the share-based element of the investment management fee.

•
for the quarter ended 30 September 2016, the investment management fee payable to the Investment Manager totalled £4.2 million. Of this amount £2.1 million cash was paid on 30 September 2016. The remaining £2.1 million share-based element was satisfied by the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 4 November 2016, 206,460 shares were acquired to settle the share-based element of the investment management fee.

•
for the quarter ended 31 December 2016, the investment management fee payable to the Investment Manager totals £3.9 million. Of this amount £2.0 million was paid on 30 December 2016. The remaining £1.9 million share-based element will be satisfied insofar as possible by the purchase of ordinary shares for cash in the market for delivery to the Investment Manager at a price per ordinary share no greater than the last reported NAV per ordinary share and otherwise by the issuance of new ordinary shares at a price per share equal to the last reported NAV per ordinary share.

The total amount of the investment management fee in respect of the year ended 31 December 2016 was £16.3 million (year ended 31 December 2015: £15.2 million; period from incorporation and ended 31 December 2014: £8.4 million).
The Investment Manager has also paid certain expenses on behalf of the Company and the Company has reimbursed the Investment Manager in the amount of £2.0 million (year ended 31 December 2015: £0.7 million; period from incorporation and ended 31 December 2014: £Nil).
(ii). Performance fee

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Performance fee	-	29.7	-
The Investment Manager, pursuant to the terms of an investment management agreement with the Company, is entitled to receive a performance fee. It is a form of remuneration used to reward the Investment Manager for generating returns to shareholders.
Since the average closing share price of the Company’s ordinary shares for the twenty days immediately prior to the invoice date for the 2015 performance fee was below the last reported NAV per share the 2015 performance fee was settled by the purchase of ordinary shares in the market for the cash equivalent amount of the performance fee being £29.7 million. On 1 March 2016, 2,684,102 shares were acquired to settle the performance fee. Since the performance fee threshold has not been reached during the year ended 31 December 2016, no performance fee is payable for this year.
The return to shareholders in an accounting period is the increase in the EPRA NAV per ordinary share plus the total dividends and other distributions that are declared in the accounting period (adjusted to exclude the effects of any issuance of ordinary shares during that accounting period) (“Shareholder Return”). The performance fee is calculated annually on a per ordinary share basis as 20% of the lesser of performance above two hurdles, as follows:

•	The excess of Shareholder Return over a 10% annual hurdle rate. The annual return hurdle resets annually to 10% of the sum of the previous accounting period’s EPRA NAV per ordinary share; and

•
The excess of the year end EPRA NAV per ordinary share (which is adjusted to include total dividends declared or other distributions in the accounting period and adjusted to exclude the effects of any issuance of ordinary shares during that accounting period) over the relevant high water mark. The relevant high water mark in each accounting period is the greater of

•
the closing EPRA NAV per ordinary share achieved in the reference period (which is the most recent accounting period in which a performance fee was payable) adjusted for total dividends or other distributions paid per ordinary share and adjusted to exclude the effects of any issue of ordinary shares during the reference period, and

•
the gross opening NAV (being the gross cash and non-cash proceeds of the initial issue) plus further cash and non-cash issues of ordinary shares (excluding any issues of ordinary shares in part settlement of the investment management fee or the performance fee), calculated on a per ordinary share basis as at the end of the accounting period in respect of which the performance fee is calculated.

The performance fee is payable either through the issuance of new ordinary shares in the Company to the value of the performance fee or by the purchase of shares in the market at a price no greater than the last reported NAV per ordinary share for delivery to the Investment Manager for an aggregate amount equal to the cash equivalent value of the performance fee. To the extent that payment of the performance fee in ordinary shares is restricted by law or regulation, it is payable in cash.
Where the average closing price of the Company’s ordinary shares over the twenty days prior to the payment date for the performance fee is higher than the last reported NAV per ordinary share, the performance fee is settled through the issue of new ordinary shares, the number of which is determined by dividing the cash equivalent amount of the performance fee by the average closing share price for the twenty days immediately prior to the invoice date for the performance fee. In this circumstance, it is accounted for as a charge against income but as it is settled in shares it has no impact on the net assets of the Group.
Where the average closing price of the Company’s ordinary shares over the twenty days prior to the payment date for the performance fee is below the last reported NAV per ordinary share, the performance fee is settled insofar as possible by applying an amount equal to the cash equivalent amount of the performance fee to the purchase of ordinary shares for cash in the market at a price per ordinary share no greater than the last reported NAV per ordinary share for delivery to the Investment Manager and otherwise by the issuance of new ordinary shares at a price per share equal to the last reported NAV per ordinary share.
The ordinary shares delivered pursuant to the performance fee arrangements are subject to a lock-up period as follows:

•	One-third will be subject to a lock-up period of 12 months from the date of receipt of the ordinary shares;

•	One-third will be subject to a lock-up period of 24 months from the date of receipt of the ordinary shares; and

•	One-third will be subject to a lock-up period of 36 months from the date of receipt of the ordinary shares.
B. Transactions with key management personnel
(i). Amounts paid to key management personnel
(a). Directors’ fees
The directors of the Company received total fees for the year as follows:

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£	£	£

Charlotte Valeur	145,000	145,000	147,682
William McMorrow	-	-	-
Mark McNicholas	100,000	100,000	101,849
Simon Radford	100,000	100,000	93,082
Mary Ricks	-	-	-
	345,000	345,000	342,613
Pursuant to the terms of the investment management agreement between the Investment Manager and the Company, each of William McMorrow and Mary Ricks has waived his/her fees as directors of the Company.
(b). Investment management fee
The Investment Manager is considered to be included within the definition of key management personnel. The total Investment Management fee for the year ended 31 December 2016 is £16.3 million (year ended 31 December 2015: £15.2 million; period from incorporation and ended 31 December 2014: £8.4 million), details of which are set out in Note 31A(i).
(c). Performance fee
The Investment Manager, as noted above, is considered to be included within the definition of key management personnel. The total performance fee which the Investment Manager is entitled to for the year ended 31 December 2016 is £Nil (year ended 31 December 2015: £29.7 million; period from incorporation and ended 31 December 2014: £Nil), details of which are set out in Note 31A(ii).

(d). Total amounts payable
The total amount paid to key management personnel is:

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Investment management fee	16.3	15.2	8.4
Directors’ fees	0.3	0.3	0.3
Dividends earned by directors on shareholdings in the Company	0.2	0.1	-
Costs reimbursed	2.0	0.7	-
Performance fee	-	29.7	-
	18.8	46.0	8.7

(ii). Interests in share capital of the Company
The directors’ interests in the shares of the Company are detailed below:

	31 December 2016	31 December 2015	31 December 2014
	Number of shares	Number of shares	Number of shares

Charlotte Valeur	-	-	-
William McMorrow	200,149	80,916	80,916
Mark McNicholas	-	-	-
Simon Radford	12,500	-	-
Mary Ricks	280,149	120,916	80,916
	492,798	201,832	161,832
Included in the shareholding noted above are 119,233 restricted share units which were awarded on 1 March 2016 to each of William McMorrow and Mary Ricks. Such restricted share units were granted in respect of the shares awarded to the Investment Manager in satisfaction of the Performance Fee for the year ended 31 December 2015. The restricted share units will vest, subject to continuous service, in equal tranches over a period of three years with the first vesting to occur in March 2017 and thereafter in March 2018 and March 2019.
Each restricted share unit that vests shall represent the right to receive payment of one ordinary share.
There has been no other change in the directors’ interests in the shares of the Company between 31 December 2016 and the date of the consolidated financial statements.
Dividends paid on ordinary shares in the Company held by directors totalled approximately £0.2 million during the year ended 31 December 2016 (year ended 31 December 2015: £0.1 million).
C. Other related parties

There were no transactions with other related parties.

32.	Share-based payments
The accounting policy applicable to share-based payment arrangements is set out in Note 3Q.
At 31 December 2016, the Group had the following share-based payment arrangements:
A. Part-settlement of Investment Management fee
As described in Note 31A(i), the Investment Manager is entitled to receive, pursuant to the terms of an investment management agreement with the Company, a management fee from the Company at an annual rate of 1.0% of the EPRA NAV of the Company, payable quarterly in arrears. The investment management fee is payable 50% in cash and the remaining 50% through the issuance of ordinary shares in the Company.
In accordance with the investment management agreement, the fair value price for the shares issued to settle the portion of the investment management fee which is payable 50% in shares, is the average closing share price for the twenty days immediately prior to the issue date of those shares.
For the year ended 31 December 2016, the Investment Management fee payable to the Investment Manager totals £16.3 million, which will be paid in cash (year ended 31 December 2015: £15.2 million of which £9.6 million was paid in cash and £5.6 million was settled through the issuance of new ordinary shares; period from incorporation and ended 31 December 2014: £8.4 million of which £4.2 million was paid in cash and £4.2 million was settled through the issuance of new ordinary shares).
B. Performance fee
As described in Note 31A(ii), the Company will pay an annual performance fee calculated with reference to total shareholder return. The fee is the lesser of 20% of a) the excess over an annualised annual return hurdle of 10% or b) the excess of year end EPRA NAV per ordinary share over the relevant High Water Mark (being the closing EPRA NAV per Ordinary Share).

33.	Group entities
The accounting policy applicable to group entities is set out in Note 3A(i).
Except where indicated the following are indirect subsidiaries of the Company. All the Company’s direct and indirect interests are in ordinary shares. Except as noted, all are wholly owned property investment companies and are included in the consolidated financial statements.

Incorporated and registered in
Jersey
Bizet Limited
Jupiter Argyle Ltd
Jupiter Friars Ltd
Jupiter Holdco Ltd
Jupiter Hull Limited
Jupiter Marathon Ltd
Jupiter Pennine Ltd
Jupiter Rubislaw Ltd
Jupiter Seafield Ltd
Jupiter Showroom Ltd
Jupiter Tradeco Ltd
Jupiter Trident Ltd
KW Artemis UK Properties HoldCo Ltd
KW BPR Ltd
KW Dukes Park Limited
KW Gatsby Limited
KW High Street Retail B Ltd
KW Industrial B Ltd
KW Industrial SPV 1 Ltd
KW Industrial SPV 2 Ltd
KW Ipswich Limited
KW Italy Investments Holdco Limited*
KW Office Limited
KW Office SPV 1 Ltd
(formerly KW Dionysus Ltd)
KW Office SPV 2 Ltd (formerly KW Agamemnon Ltd)
KW Office SPV 3 Ltd
KW Olimpia Holdco Limited
KW MH Limited
KW Niobe Ltd
KW Pioneer Point Limited
KW Pioneer Point GP Limited
(formerly KW Ringway Limited)
KW Pioneer Point Limited Partnership
KW Regional Office B Ltd
KW Retail SPV 1 Ltd
KW Retail SPV 2 Ltd
(formerly Crumbie Ltd)
KW Retail Warehouse SPV 1 Ltd
KW Trade Co Ltd
(formerly Bengal Ltd)
KW UK Assets Holdco Ltd *
KWVF Tiger Ltd
KW Towers Limited

Gatsby Aberdeen Limited
Gatsby Capital 1 Limited
Gatsby Capital 2 Limited
Gatsby Capital 3 Limited
Gatsby Chatham Limited
Gatsby Croydon Limited
Gatsby GIR Limited
Gatsby GR Limited
Gatsby Grocery Limited
Gatsby Industrial Limited
Gatsby INV 1 Limited
Gatsby Middlewich Limited
Gatsby PFS Limited
Gatsby PH Limited
Gatsby Retail Limited
Gatsby Saltash Limited
Nessun Limited
Scarlatti Limited
SEO Bartley Wood Limited
SEO Bracknell Limited
SEO Farnborough Limited
SEO Finance Limited
SEO Harlow Limited
SEO Langley Limited
SEO Maidenhead Limited
SEO Reading Limited
SEO Stockley Limited
SEO Watford Limited
Triviata Limited

Incorporated and registered in Republic of Ireland
Cavalli Investments ICAV
KW Investment Funds ICAV
KW Portmarnock Ops Ltd

Incorporated and registered in Luxembourg
KW Lux FinanceCo S.à.r.l. *
KW Real Estate Lux S.à.r.l. *
KW Investment Lux S.à.r.l. *
KW Investment One Lux S.à.r.l.
KW Investment Two Lux S.à.r.l.
KW Investment Three Lux S.à.r.l.
KW Investment Four Lux S.à.r.l.
KW Investment Five Lux S.à.r.l.
KW Investment Six Lux S.à.r.l.
KW Investment Eight Lux S.à.r.l.
KW Investment Nine Lux S.à.r.l.
KW Investment Ten Lux S.à.r.l.
KW Investment Eleven Lux S.à.r.l.
KW Investment Twelve Lux S.à.r.l.

Incorporated and registered in England or Scotland
St Andrews Bay Development Ltd
KW Pioneer Point UK OpCo Limited

Incorporated and registered in Spain
Alemina Investments, S.L. **
KW Spanish Holdco, SL
KW LMG Propco 1, SL
KW New Propco 1, SL
KW Sol Propco, SL
KW Sol Propco 2, SL
KW Velazquez Propco1, SL
KW Velazquez Propco 2, SL
Leterana Servicios Y Gestiones, SL **
Parque Comercial Guadalhorce, SL

Incorporated and registered in the Isle of Man
Kish One Limited

* Directly owned
** 90% owned by the Group

34.	Subsequent events
A. Investment management fee
On 23 February 2017 the Company approved the payment of the investment management fee of £3.9 million (for the quarter ended 31 December 2016), payable to the Investment Manager. Of this amount £2.0 million cash was paid on 30 December 2016. The remaining £1.9 million share-based element was satisfied through the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 23 February 2017, 179,169 shares were acquired to settle the share-based element of the investment management fee.
On 5 May 2017 the Company approved the payment of the investment management fee of £3.9 million (for the quarter ended 31 March 2017), payable to the Investment Manager. Of this amount £1.9 million cash was paid on 30 March 2017. The remaining £2.0 million share-based element was satisfied through the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 5 May 2017, 186,194 shares were acquired to settle the share-based element of the investment management fee
B. Dividends declared and paid
On 23 February 2017, the Board approved an interim dividend of 12 pence per share, resulting in a total dividend of £15.1 million. This dividend was paid to shareholders on 31 March 2017. This interim dividend was not recognized as a liability in the consolidated financial statements as at and for the year ended 31 December 2016 as it was declared after the balance sheet date.
On 28 April 2017, the Board approved an interim dividend of 12 pence per share, resulting in a total dividend of £15.1 million. This dividend was paid to shareholders on 31 May 2017. This interim dividend was not recognized as a liability in the consolidated financial statements as at and for the year ended 31 December 2016 as it was declared after the balance sheet date.

35.	Capital commitments and contingencies
A. Capital expenditure commitments
At 31 December 2016 the estimated amount of authorised and contracted commitments which have not been provided for in respect of future purchases, construction and redevelopment of investment property totals £8.8 million. The estimated amount of authorised but uncontracted expenditure totals £6.7 million (December 2015: £66.1 million contracted and £14.9 million uncontracted).

36.	Operating lease arrangements
The Group has determined that all tenant leases are operating leases within the meaning of IAS 17.
The Group earns rental income by leasing its investment properties to tenants under non-cancellable operating leases. Typically, single let properties are leased on terms where the tenant is responsible for repair, insurance and running costs while multi-let properties are leased on terms which include recovery of a share of service charge expenditure and insurance. The Group also let tenancies on terms which include a turnover based element of £0.4 million (year ended 31 December 2015: £0.1 million).
At the reporting date, the Group had contracted with tenants to receive the following future minimum lease payments:

	31 December 2016	31 December 2015	31 December 2014
	£m	£m	£m

Not later than one year	137.6	135.2	70.0
Later than one year but not more than five years	423.5	413.4	216.8
Later than five years but not more than ten years	242.4	257.1	150.9
More than ten years	-	-	175.2
	803.5	805.7	612.9
In the United Kingdom and the Republic of Ireland standard commercial leases vary considerably between markets and locations, but are typically for a term of five to 15 years at market rent with provisions to review every five years.
The weighted average unexpired lease term on commercial property at 31 December 2016 based on the lease expiry date was 8.9 years (December 2015: 9.2 years).
Residential property is typically leased for periods of one year or less. Minimum lease rentals from residential property are not included in the table above.
The largest single tenant at year end accounted for £11.8 million or 7.7% of the annualised rental income at 31 December 2016 (December 2015: £10.2 million or 6.7% of annualised rental income).
Unoccupied property expressed as a percentage of estimated total rental value was 5.4% at 31 December 2016 (December 2015: 4.0%).

37.	Assets held-for-sale
The accounting policy applicable to assets held-for-sale is set out in Note 3N. Details of the accounting policies applicable to investment and development property are set out in Note 3J, whilst fair value disclosures are set out in Note 5A, as well as Note 17.
The Group has identified certain of its investment properties as held-for-sale in accordance with IFRS 5. The carrying value of such assets was £59.4 million (December 2015: £51.0 million) at the balance sheet date.

38.	Employee benefit expense
The accounting policy applicable to employee benefit expense is set out in Note 3E.

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014[1]
	£m	£m	£m
Aggregate remuneration of employees comprises:
Wages and salaries	7.6	6.1	3.0
Social security costs	0.7	0.5	0.3
Other pension costs	0.1	0.1	-
Other employment cost	0.2	0.1	-
	8.6	6.8	3.3
Average number of employees	386	377	357

Footnote:
1. 2014 number is the average number over a 12 month period to 31 December 2014.
Details of directors’ emoluments are set out in Note 31B.
All employees are employed by subsidiaries of the Group predominantly within the hotel operations segment.

39.	Auditor’s remuneration
The remuneration of KPMG, the Group’s auditor is disclosed below:

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m
Audit services[1]
Audit of the consolidated financial statements	0.3	0.3	0.2
Audit of subsidiary undertakings	0.2	0.1	0.1
	0.5	0.4	0.3
Audit related services
Review of interim financial statements[1]	0.1	0.1	0.1
Capital markets transactions[2,3]	-	0.1	0.8
	0.1	0.2	0.9
Fees for other services
Tax advisory services[4]	0.1	0.4	0.8
Transaction advisory services[4]	-	0.2	0.1
Tax compliance services[1]	-	0.1	-
	0.1	0.7	0.9
	0.7	1.3	2.1
Footnotes:

1.	Costs associated with these items are typically expensed through the income statement in the period in which the expense is incurred.

2.	Costs associated with equity fundraisings are typically applied against the Stated Capital balance in the consolidated balance sheet. For further information, refer to Note 28.

3.	Costs associated with debt transactions are typically capitalized into borrowing costs and amortized over the period of the associated debt. For further information, refer to Note 25.

4.
Costs associated with these items may, depending on the nature of the transaction for which services are being provided, either be expensed during the period that a cost is incurred, or capitalized into the underlying cost base of the associated asset.

Details of the Group’s policy on the use of its auditors for other services, the reason the audit firm was used rather than another supplier and how the auditors’ independence and objectivity was safeguarded are set out in the Audit Committee Report in the Corporate Governance section of the Annual Report and Accounts. The Group continues to monitor the provision of non-audit services provided by the auditor and fees charged for other services.
The costs of audit and audit related services are substantially incurred in Euro by the auditors, KPMG. For the years ended 31 December 2015 and 31 December 2016, the audit fee for the audit of the consolidated financial statements has been maintained at approximately €0.4 million.
No services were provided pursuant to contingent fee arrangements.